      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 26, 1995


                                                       REGISTRATION NO. 33-58911

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------

                   PRE-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                       UNITED STATES CELLULAR CORPORATION

             (Exact name of registrant as specified in its charter)

          DELAWARE                                                62-1147325
(State or other jurisdiction                                   (I.R.S. Employer
             of                                              Identification No.)
      incorporation or
        organization)

                                   SUITE 700
                              8410 WEST BRYN MAWR
                            CHICAGO, ILLINOIS 60631
                                 (312) 399-8900
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

          H. DONALD NELSON, President                           WILBUR C. DELP, JR.
       United States Cellular Corporation                         Sidley & Austin
                   Suite 700                                  One First National Plaza
              8410 West Bryn Mawr                             Chicago, Illinois 60603
            Chicago, Illinois 60631                                (312) 853-7000
                 (312) 399-8900

 (Name, address, including zip code, and telephone number, including area code, of agents for service)

                                    Copy to:
                              MICHAEL A. CAMPBELL
                              Mayer, Brown & Platt
                            190 South LaSalle Street
                            Chicago, Illinois 60603
                                 (312) 782-0600
                         ------------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 AS SOON AS PRACTICABLE AFTER THE REGISTRATION STATEMENT BECOMES EFFECTIVE AND
                         FROM TIME TO TIME THEREAFTER.
                         ------------------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                        CALCULATION OF REGISTRATION FEE


                                                                         PROPOSED        PROPOSED MAXIMUM
            TITLE OF EACH CLASS OF                 AMOUNT BEING      MAXIMUM OFFERING       AGGREGATE           AMOUNT OF
          SECURITIES BEING REGISTERED               REGISTERED        PRICE PER UNIT      OFFERING PRICE    REGISTRATION FEE
Liquid Yield Option-TM- Notes due 2015.........   $745,000,000(1)       30.656%(2)       $228,387,200(2)       $79,100(6)
Common Shares, par value $1.00 per share.......       -- (3)                --                  --                 --
Common Shares, par value $1.00 per share.......     750,000(4)         $28.3125(5)        $21,234,375(5)        $7,323(6)
        TOTAL..................................         --                  --                  --             $86,423(6)

(1) Including $95,000,000 aggregate principal amount at maturity of LYONs-TM-subject to the Underwriter's over-allotment option. After the initial public offering thereof, the LYONs may be reacquired and resold by a Standby Share Deliverer, initially the Underwriter, as described herein.
(2)  Estimated solely for the purpose of calculating the registration fee.
(3) Also being registered are such indeterminate number of Common Shares as may be issuable by the Company, or deliverable by a Standby Share Deliverer, upon conversions of the LYONs registered hereby. Pursuant to Rule 457(i) and Rule 416, no additional registration fee is required for the shares issuable upon conversion of the LYONs, as such shares may be adjusted from time to time under anti-dilution provisions.
(4) Represents the maximum number of Common Shares that may be borrowed under a Securities Loan Agreement by the Underwriter from Telephone and Data Systems, Inc., for the purposes described herein.
(5) Estimated for the Common Shares solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Common Shares of the Company on the American Stock Exchange on April 26, 1995.
(6)  Previously paid.
- -TM- Trademark of Merrill Lynch & Co., Inc.


                         ------------------------------

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                EXPLANATORY NOTE

    This Registration Statement includes two alternative cover pages and two alternative back cover pages. One cover page and one back cover page relate to the initial offering of the LYONs and the Common Shares issuable upon the conversion thereof, as well as resales of LYONs by the Standby Share Deliverer, as described in the Registration Statement. The alternate cover page and back cover page relate to the delivery of Common Shares by the Standby Share Deliverer upon conversion of LYONs as well as Common Shares which may be sold by Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and which have been obtained by Merrill Lynch under a Securities Loan Agreement between Merrill Lynch and Telephone and Data Systems, Inc., the registrant's parent.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                             SUBJECT TO COMPLETION
                   PRELIMINARY PROSPECTUS DATED MAY 26, 1995



PROSPECTUS                       $650,000,000
                                     [LOGO]
                       UNITED STATES CELLULAR CORPORATION
                     LIQUID YIELD OPTION-TM- NOTES DUE 2015
                          (ZERO COUPON--SUBORDINATED)

                               -----------------

    The Issue Price of each Liquid Yield Option-TM- Note ("LYON"-TM-) to be issued by United States Cellular Corporation (the "Company") will be $
(   % of principal amount at maturity) and there will be no periodic payments of
interest. The LYONs will mature on              , 2015. The Issue Price of  each
LYON represents a yield to maturity of    % per annum (computed on a semi-annual
bond  equivalent basis) calculated from                , 1995. The LYONs will be
subordinated to all existing and future Senior Indebtedness of the Company. As of March 31, 1995, the Company had approximately $329.5 million of indebtedness outstanding which would have constituted Senior Indebtedness (which amount would
have been  approximately $           million after  the application  of the  net
proceeds of this offering). The LYONs will also be effectively subordinated to all liabilities, including trade payables, of subsidiaries of the Company, which as of March 31, 1995 totalled approximately $69.9 million. See "Capitalization" and "Description of LYONs--Subordination of LYONs; Effect of Corporate Structure."


    Each LYON will be convertible at the option of the Holder at any time on or prior to maturity, unless previously redeemed or otherwise purchased by the Company. Upon conversion, the Company may elect the delivery of Common Shares, par value $1.00 per share (the "Common Shares"), of the Company at a conversion
rate of          shares per LYON  (the "Conversion Rate") or  cash equal to  the market value of the Common Shares into which the LYONs are convertible. The Conversion Rate will not be adjusted for accrued Original Issue Discount but will be subject to adjustment upon the occurrence of certain events affecting the Common Shares. Upon conversion, the Holder will not receive any cash payment representing accrued Original Issue Discount; such accrued Original Issue Discount will be deemed paid by the Common Shares or cash received on conversion, unless such LYON remains outstanding pursuant to a Common Share Delivery Arrangement entered into by the Company with a Standby Share Deliverer in respect of such conversion. See "Description of LYONs--Conversion Rights." The Company's Common Shares have less voting power than its Series A Common Shares, par value $1.00 per share (the "Series A Common Shares"). The LYONs are not convertible into Series A Common Shares, which have effective control of the Company. On May 25, 1995, the last reported sale price of the Common Shares on the American Stock Exchange was $29 per share.

    The Company  will  purchase  LYONs, at  the  option  of the  Holder,  as  of
            ,  2000 for a Purchase Price per  LYON of $        (Issue Price plus
accrued Original Issue Discount through such Purchase Date). The Company may also elect to offer to purchase LYONs, at the option of the Holder, as
of            , 2005 for a Purchase Price per LYON of $       (Issue Price  plus
accrued Original Issue Discount through such Optional Purchase Date). If the Company elects to offer to purchase LYONs as of the Optional Purchase Date it will notify the Holders of such election prior to the Purchase Date. The Company, at its option, may elect to pay the Purchase Price as of the Purchase Date or the Optional Purchase Date, if applicable, in cash, Common Shares or publicly traded common equity securities (the "TDS Common Equity Securities") of Telephone and Data Systems, Inc. ("TDS") (the Company's parent), or any combination thereof. See "Description of LYONs--Purchase of LYONs at the Option of the Holder." In addition, as of 35 business days after the occurrence of any
Change in Control of the Company occurring on or prior to             , 2000 the
Company will purchase LYONs, at the option of the Holder, for a Change in Control Purchase Price, in cash, equal to the Issue Price plus accrued Original Issue Discount through the date set for such purchase. The Change in Control purchase feature of the LYONs may in certain circumstances have an anti-takeover effect. See "Description of LYONs--Change in Control Permits Purchase of LYONs at the Option of the Holder."

    The  LYONs are not redeemable by  the Company prior to               , 2000.
Beginning on              , 2000, the LYONs are redeemable for cash at any  time
at the option of the Company, in whole or in part, at Redemption Prices equal to the Issue Price plus accrued Original Issue Discount through the date of redemption. See "Description of LYONs--Redemption of LYONs at the Option of the Company."

    For a discussion of certain United States Federal income tax consequences to Holders of LYONs, see "Certain Tax Aspects."


    Application has been made for listing of the LYONs on the American Stock Exchange. The Common Shares are currently listed on the American Stock Exchange under the symbol USM. The Common Shares of TDS, par value $1.00 per share (the "TDS Common Shares"), are currently listed on the American Stock Exchange under the symbol TDS.



    SEE "RISK FACTORS" ON PAGE 12 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE LYONS.

                          ---------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES  AND
  EXCHANGE   COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS  THE
    SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
               REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                     PRINCIPAL AMOUNT           PRICE TO             UNDERWRITING            PROCEEDS TO
                                        AT MATURITY              PUBLIC                DISCOUNT              COMPANY(1)
Per LYON.........................          100%                     %                      %                      %
Total (2)........................      $650,000,000                 $                      $                      $

(1)   Before deducting expenses payable by the Company estimated at $755,000.
(2) The Company has granted the Underwriter an option, exercisable within 30 days after the date of this Prospectus, to purchase up to an additional $95,000,000 aggregate principal amount at maturity of LYONs on the same terms as set forth above to cover over-allotments, if any. If the option is exercised in full, the total Principal Amount at Maturity, Price to Public, Underwriting Discount and Proceeds to Company will be
      $745,000,000, $          , $          and  $          , respectively.  See
      "Underwriting."


                          ---------------------------

    The LYONs are offered by the Underwriter, subject to prior sale, when, as and if delivered to and accepted by the Underwriter, and subject to certain other conditions. The Underwriter reserves the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of the LYONs will be made in New York, New York on or about
            , 1995.

    Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), as Standby Share Deliverer and at the request of the Company, may agree to acquire, through the delivery of Common Shares, LYONs upon conversion by the Holders thereof and Merrill Lynch may resell such LYONs. Any such sales may be made directly to one or more purchasers at negotiated prices, at market prices prevailing at the time of sale or at prices related to such market prices. This Prospectus may be used by the Standby Share Deliverer in connection with such transactions.

    "Liquid Yield Option"  and "LYONs" are  Trademarks of Merrill  Lynch &  Co.,
Inc.

                          ---------------------------
                              MERRILL LYNCH & CO.
                                  ------------

               The date of this Prospectus is            , 1995.

                                 [MAP OMITTED]

[The map on the inside front cover of the Prospectus presents the Company's managed markets, including markets in which it has the right to acquire an interest.]

    IN CONNECTION WITH THE OFFERING OF THE LYONS, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE LYONS OFFERED HEREBY OR OF THE COMMON SHARES, OR BOTH, AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE AMERICAN STOCK EXCHANGE, IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                             AVAILABLE INFORMATION

    The Company and TDS each is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected at the public reference facilities of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549; New York Regional Office, Public Reference Room, Seven World Trade Center, 13th Floor, New York, New York 10048; and Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Company's Common Shares and the TDS Common Shares are listed on the American Stock Exchange, and reports, proxy statements and other information concerning the Company or TDS may be inspected at the office of the American Stock Exchange, Inc., 86 Trinity Place, New York, New York 10006.

    The Company has filed with the Commission a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered by this Prospectus. This Prospectus does not contain all of the information set forth in such Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. Reference is made to such Registration Statement and to the exhibits thereto for further information with respect to the Company and the securities offered hereby.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed with the Commission are incorporated herein by reference:

    (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994.

    (2) The Company's Current Reports on Form 8-K dated March 15, 1995 and April 27, 1995.


    (3) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995.


    (4) The description of the Company's Common Shares included in the Company's Report on Form 8-A/A-2 dated December 20, 1994.


    All reports and other documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offerings made by this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    The Company will furnish without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon his written or oral request, a copy of any and all of the documents described above, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to:

                       UNITED STATES CELLULAR CORPORATION
                                   SUITE 700
                              8410 WEST BRYN MAWR
                            CHICAGO, ILLINOIS 60631
                         ATTENTION: EXTERNAL REPORTING
                                 (312) 399-8900

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED BY THE DETAILED INFORMATION AND FINANCIAL STATEMENTS INCLUDED ELSEWHERE OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. UNLESS OTHERWISE INDICATED, THE INFORMATION IN THIS PROSPECTUS ASSUMES THAT THE UNDERWRITER'S OVER-ALLOTMENT OPTION IS NOT EXERCISED.

                                  THE COMPANY

    United States Cellular Corporation owns, operates and invests in cellular telephone systems throughout the United States. As of March 31, 1995, the Company provided cellular telephone service to 478,000 customers through 135 majority-owned and managed cellular systems serving approximately 17% of the geographic area and approximately 9% of the population of the contiguous United States. The Company's operations consist of nine regional market clusters, five of which each have a total population of more than two million, and each of which have a total population of more than one million, plus other unclustered markets. Overall, 84% of the Company's 25.2 million population equivalents are in markets which are or will be majority-owned and managed ("consolidated"), 1% are in managed but not consolidated markets and 15% are in markets in which the Company holds an investment interest.

    The Company is the seventh largest cellular telephone company in the United States, based on the aggregate number of population equivalents it owns or has the right to acquire. The Company's corporate development strategy is to acquire controlling interests in MSA and RSA licensees in areas adjacent to or in proximity to its other markets in order to build and expand market clusters. Customers benefit from larger service areas which provide longer uninterrupted service and the ability to make outgoing calls and receive incoming calls within the designated area without special roaming arrangements. In addition, the Company anticipates that clustering will continue to provide the Company certain economies in its capital and operating costs.

    The Company is building a substantial presence in selected geographic areas throughout the United States where it believes it can efficiently integrate and manage cellular telephone systems. Its cellular interests include regional market clusters in the following areas: Virginia/North Carolina/South Carolina, the Midwest, the Northwest, Indiana/Kentucky, Texas/Oklahoma/Missouri/Kansas, the Northeast, Eastern Tennessee/Western North Carolina, the Southeast and Southwestern Texas.

    Since 1985, when the Company began providing cellular service, the Company has expanded its cellular networks and customer service operations to cover 147 markets in 33 states as of March 31, 1995. Over the last five years, the Company's customer base has grown at a compound annual growth rate of 63% to 478,000 customers at March 31, 1995. The average penetration rate in the Company's consolidated markets was 2.17% at March 31, 1995, and the percentage of customers who terminate service each month (the "churn rate") in all of its consolidated markets averaged 2.1% per month for the quarter ended March 31, 1995.

    The Company is a majority-owned subsidiary of TDS. TDS owns 81.1% of the combined total of the outstanding Common Shares and Series A Common Shares of the Company and controls 95.9% of the combined voting power of both classes of common stock. The Company benefits from the extensive telecommunications industry experience of TDS. At March 31, 1995, TDS, through its wholly owned subsidiary, TDS Telecommunications Corporation, served approximately 410,000 access lines through 100 local exchange telephone subsidiaries in 29 states and, through American Paging, Inc., its 82.5%-owned subsidiary, had approximately 705,100 pagers in service. In March 1995, American Portable Telecommunications, Inc., TDS's wholly owned subsidiary, was the successful bidder for eight broadband Personal Communications Services ("PCS") licenses at an auction conducted by the FCC, substantially all of which are for markets other than those in which the Company operates cellular systems.

                              CERTAIN DEFINITIONS

    As used in this Prospectus, population equivalents, unless otherwise indicated, means the Donnelley Marketing Service estimate of the 1994 population of a Metropolitan Statistical Area ("MSA") or Rural Service Area ("RSA") multiplied by the percentage interest that the Company owns or has the right to acquire in an entity licensed, designated to receive a license or expected to receive a construction permit

("licensee") from the Federal Communications Commission (the "FCC") to construct or operate a cellular telephone system in that MSA or RSA. The number of population equivalents should not be confused with the current number of users of cellular services and is not necessarily indicative of the number of users of cellular services in the future. MSAs and RSAs which the Company owns or has a right to acquire are sometimes collectively referred to herein as its "markets" or "systems." As used in this Prospectus, unless the context indicates otherwise, (i) references to the "Company" refer to United States Cellular Corporation and its subsidiaries and (ii) references to "TDS" refer to Telephone and Data Systems, Inc., and its subsidiaries.


                                  RISK FACTORS



    Prospective purchasers of the securities offered hereby should carefully consider the factors discussed under "Risk Factors."


                                  THE OFFERING


LYONs.............................  $650,000,000  aggregate  principal  amount  at  maturity
                                    (excluding $95,000,000  aggregate  principal  amount  at
                                    maturity  subject  to  the  Underwriter's over-allotment
                                    option) of LYONs due            , 2015. There will be no
                                    periodic interest payments on the LYONs. Each LYON  will
                                    have  an Issue Price of $         and a principal amount
                                    due at maturity of $1,000.
Yield to Maturity of LYONs........  % per annum (computed  on a semi-annual bond  equivalent
                                    basis) calculated from            , 1995.
Conversion Rights.................  Each  LYON  will be  convertible, at  the option  of the
                                    Holder, at  any  time  on or  prior  to  maturity.  Upon
                                    conversion of a LYON, the Company may elect the delivery
                                    of  Common Shares, at a Conversion Rate of    shares per
                                    LYON, or cash equal  to the market  value of the  Common
                                    Shares   into  which  the   LYONs  are  convertible.  In
                                    connection with the conversion of any LYON, the  Company
                                    may  enter into a Common Share Delivery Arrangement with
                                    a Standby  Share  Deliverer,  initially  Merrill  Lynch,
                                    Pierce,  Fenner & Smith  Incorporated ("Merrill Lynch"),
                                    whereby,  upon  the  agreement  of  the  Standby   Share
                                    Deliverer  to so act in connection with such conversion,
                                    it will deliver the Common Shares (and any cash  payment
                                    in lieu of a fractional Common Share) deliverable to the
                                    Holder  upon such conversion. As a result of such a Com-
                                    mon Share Delivery Arrangement, the converted LYON  will
                                    not   be   retired  or   cancelled,  but   shall  remain
                                    outstanding with  the Standby  Share Deliverer  becoming
                                    the  Holder  thereof. The  Conversion  Rate will  not be
                                    adjusted for accrued Original  Issue Discount, but  will
                                    be  subject to adjustment upon the occurrence of certain
                                    events affecting the Common Shares. Upon conversion, the
                                    Holder will not  receive any  cash payment  representing
                                    accrued  Original Issue Discount;  such accrued Original
                                    Issue Discount will be deemed paid by the Common  Shares
                                    or  cash received on conversion unless such LYON remains
                                    outstanding  pursuant   to  a   Common  Share   Delivery
                                    Arrangement.   See  "Description   of  LYONs--Conversion
                                    Rights." The Company's  Common Shares  have less  voting
                                    power than its Series A Common Shares. The LYONs are not
                                    convertible  into  Series  A Common  Shares,  which have
                                    effective control of the Company. TDS owns more than 81%
                                    of the combined total  of the outstanding Common  Shares
                                    and    Series   A   Common   Shares   of   the   Company

                                    and controls  more than  95%  of their  combined  voting
                                    power. As a result, TDS is effectively able to elect all
                                    of the Company's seven directors.
Subordination.....................  The  LYONs  will  be subordinated  to  all  existing and future Senior Indebtedness of  the Company. As of  March
                                    31,  1995, the Company  had approximately $329.5 million
                                    of indebtedness outstanding which would have constituted
                                    Senior  Indebtedness  (which  amount  would  have   been
                                    approximately  $        million after the application of
                                    the net proceeds of this offering). The LYONs will  also
                                    be   effectively   subordinated   to   all  liabilities,
                                    including  trade  payables,   of  subsidiaries  of   the
                                    Company,   which   as   of  March   31,   1995  totalled
                                    approximately $69.9  million. See  "Capitalization"  and
                                    "Description of LYONs--Subordination of LYONs; Effect of
                                    Corporate Structure."
Original Issue Discount...........  Each LYON is being offered at an Original Issue Discount for  United States Federal income  tax purposes equal to
                                    the excess of  the principal amount  at maturity of  the
                                    LYON  over the  amount of  its Issue  Price. Prospective
                                    purchasers of LYONs should be aware that, although there
                                    will be no periodic payments  of interest on the  LYONs,
                                    accrued  Original  Issue  Discount  will  be  includable
                                    periodically in  a  Holder's  gross  income  for  United
                                    States  Federal income tax purposes prior to conversion,
                                    redemption,  other  disposition  or  maturity  of   such
                                    Holder's LYONs, whether or not such LYONs are ultimately
                                    converted,  redeemed, sold (to the Company or otherwise)
                                    or paid at maturity. See "Certain Tax Aspects."
Sinking Fund......................  None.
Optional Redemption...............  The LYONs will not be redeemable by the Company prior to
                                               , 2000. Beginning on             , 2000,  the
                                    LYONs  are redeemable for cash at any time at the option
                                    of the  Company,  in whole  or  in part,  at  Redemption
                                    Prices  equal to  the Issue Price  plus accrued Original
                                    Issue Discount  through  the  date  of  redemption.  See
                                    "Description of LYONs--Redemption of LYONs at the Option
                                    of the Company."
Purchase at the Option of the       The  Company will purchase  LYONs, at the  option of the
Holder............................  Holder, as of              , 2000 (the "Purchase  Date")
                                    for  a Purchase Price per LYON  of $        (Issue Price
                                    plus  accrued  Original  Issue  Discount  through   such
                                    Purchase  Date). The Company may  also elect to offer to
                                    purchase LYONs,  at  the option  of  the Holder,  as  of
                                               ,  2005 (the "Optional  Purchase Date") for a
                                    Purchase Price per LYON  of $         (Issue Price  plus
                                    accrued  Original Issue  Discount through  such Optional
                                    Purchase Date). If the Company  elects to also offer  to
                                    purchase  LYONs as of the Optional Purchase Date it will
                                    notify  the  Holders  of  such  election  prior  to  the
                                    Purchase  Date. The Company, at its option, may elect to
                                    pay the Purchase Price  as of the  Purchase Date or  the
                                    Optional  Purchase Date, as  applicable, in cash, Common
                                    Shares  or  TDS   Common  Equity   Securities,  or   any
                                    combination  thereof. TDS has not waived any rights that
                                    it may  have  under an  agreement  between TDS  and  the
                                    Company  to purchase Common Shares if the Company elects
                                    to pay  the Purchase  Price (or  a portion  thereof)  in
                                    Common  Shares (as of the Purchase Date or Optional Pur-
                                    chase Date, as applicable). As a result, in such  event,
                                    TDS may

                                    notify  the Company that it intends to exercise any such
                                    rights to  acquire additional  Common  Shares up  to  an
                                    amount  equal  to TDS's  percentage ownership  of Common
                                    Shares at  that  time  (assuming  that  all  outstanding
                                    securities  that  are  or  may  become  convertible into
                                    Common Shares,  including  LYONs,  were  converted  into
                                    Common  Shares), at  a price  per share  payable in cash
                                    equal to the Market Price per Common Share. Because  the
                                    Market  Price of any Common  Shares or TDS Common Equity
                                    Securities to be  delivered in payment,  in whole or  in
                                    part,  of a Purchase Price is determined as of the third
                                    Business Day prior  to the applicable  Purchase Date  or
                                    Optional Purchase Date, Holders of LYONs bear the market
                                    risk  with respect to the value  of the Common Shares or
                                    TDS Common  Equity Securities  to be  received from  the
                                    date  such Market Price is  determined to the applicable
                                    Purchase   Date   or   Optional   Purchase   Date.   See
                                    "Description  of LYONs--Purchase of  LYONs at the Option
                                    of   the   Holder"    and   "Description   of    Capital
                                    Stock--Preemptive  and Similar Rights."  In addition, as
                                    of 35 business days after the occurrence of a Change  in
                                    Control   of  the  Company  occurring  on  or  prior  to
                                               , 2000, the Company  will purchase LYONs,  at
                                    the  option  of  the  Holder,  at  a  Change  in Control
                                    Purchase Price, in cash, equal  to the Issue Price  plus
                                    accrued Original Issue Discount through the date set for
                                    such  purchase. The LYONs will  not, however, be subject
                                    to purchase by the Company  at the option of the  Holder
                                    in  connection with  (i) certain  transactions involving
                                    TDS, the Company or LeRoy T. Carlson and certain members
                                    of his family that  would otherwise constitute a  Change
                                    in  Control or (ii) the  disposition of Common Shares or
                                    Series A Common Shares by TDS in the absence of a Rating
                                    Decline. The Change in  Control purchase feature of  the
                                    LYONs may in certain circumstances have an anti-takeover
                                    effect.  See  "Description of  LYONs--Change  in Control
                                    Permits Purchase of LYONs at  the Option of the  Holder"
                                    for  a summary of  this provision and  the definition of
                                    "Change in Control" and related terms.
Use of Proceeds...................  The net proceeds to the Company from the initial sale of the LYONs  will  be  applied to  the  repayment  of  the
                                    Company's   outstanding  indebtedness  to  TDS  under  a
                                    revolving  credit  agreement   (the  "Revolving   Credit
                                    Agreement").  Any additional  net proceeds  will be used
                                    for general  corporate  purposes,  and,  on  an  interim
                                    basis, may be invested with TDS under an affiliated cash
                                    management program. See "Use of Proceeds."
Listing...........................  Application  has been made  for listing of  the LYONs on the American  Stock  Exchange.  The  Common  Shares  are
                                    currently  listed on  the American  Stock Exchange under
                                    the symbol USM. TDS  Common Shares are currently  listed
                                    on the American Stock Exchange under the symbol TDS.

                               SUBSEQUENT SALES OF SECURITIES

Resales of LYONs..................  In  connection  with  the conversion  of  any  LYON, the
                                    Company  may  enter   into  a   Common  Share   Delivery
                                    Arrangement  with a third party Standby Share Deliverer,
                                    initially Merrill Lynch, whereby, upon the agreement  of
                                    the Standby Share Deliverer to so act in connection with
                                    such  conversion, it will deliver the Common Shares (and
                                    any cash payment in lieu  of a fractional Common  Share)
                                    deliverable  to the Holder upon such conversion, through
                                    the Conversion Agent, in the same amounts and within the
                                    same time periods as for conversions in respect of which
                                    the Company  were to  deliver the  Common Shares.  As  a
                                    result  of such a Common Share Delivery Arrangement, the
                                    converted LYON  will not  be retired  or cancelled,  but
                                    shall   remain  outstanding   with  the   Standby  Share
                                    Deliverer becoming the Holder thereof. The Standby Share
                                    Deliverer may resell such LYONs. This Prospectus  covers
                                    the  delivery of Common Shares (acquired pursuant to the
                                    Securities Loan Agreement described below, or otherwise)
                                    by the Standby  Share Deliverer in  connection with  any
                                    Common  Share  Delivery Arrangement  and any  resales of
                                    LYONs by the Standby Share Deliverer.
Securities Loan Agreement.........  In connection with  the offering of  the LYONs, TDS  and
                                    Merrill  Lynch intend  to enter  into a  Securities Loan
                                    Agreement,  which  provides  that,  subject  to  certain
                                    restrictions,  Merrill Lynch may,  with the agreement of
                                    TDS, from time to time borrow, return and reborrow  from
                                    TDS  up to 750,000 Common Shares, which number of Common
                                    Shares may  be reduced  from time  to time  by TDS.  The
                                    Securities  Loan  Agreement  is  intended  to facilitate
                                    ordinary trading and market-making activity in the LYONs
                                    by Merrill Lynch and may also be used by Merrill  Lynch,
                                    as  Standby  Share  Deliverer, to  obtain  Common Shares
                                    deliverable by it  in connection with  any Common  Share
                                    Delivery  Arrangement entered into  with the Company, as
                                    described above. The availability of Common Shares under
                                    the Securities Loan Agreement, if  any, at any time  is,
                                    as   described   above,   not  assured   and   any  such
                                    availability does not  assure market-making activity  in
                                    the  LYONs by Merrill Lynch. This Prospectus may be used
                                    by Merrill Lynch in connection  with the sale of  Common
                                    Shares  borrowed  by Merrill  Lynch  from TDS  under the
                                    Securities Loan Agreement.
                                    Merrill Lynch is not under  any obligation to engage  in
                                    market-making  activity with respect to the LYONs, or to
                                    agree to any Common Share Delivery Arrangement, and  any
                                    market-making, or activity as a Standby Share Deliverer,
                                    actually  engaged in by  Merrill Lynch may  cease at any
                                    time.

                             SUMMARY OPERATING DATA


    The following table is a summary of the Company's markets and consolidated operations.

                                                        THREE MONTHS                  YEAR ENDED DECEMBER 31,
                                                         ENDED MARCH   ------------------------------------------------------
                                                          31, 1995       1994       1993       1992       1991        1990
                                                        -------------  ---------  ---------  ---------  ---------  ----------
MAJORITY-OWNED AND MANAGED (CONSOLIDATED) MARKETS:(1)
  Population equivalents (in thousands)(2)............       18,266       18,204     18,464     14,475     10,572      5,172
  Customers...........................................      478,000      421,000    261,000    150,800     97,000     57,300
  Market penetration at end of period(3)..............         2.17%        1.98%      1.35%      1.00%      0.84%      0.91%
  Markets in operation................................          135          130        116         92         67         32
  Cell sites in service...............................          841          790        522        320        186        107
  Average monthly revenue per customer*...............    $      71    $      80  $      85  $      88  $      84  $      87
  Churn rate per month................................          2.1%         2.3%       2.3%       2.4%       2.2%       1.9%
  Marketing cost per net customer addition............    $     646    $     667  $     677  $     765  $     710  $     686

MINORITY-OWNED AND MANAGED MARKETS:(4)
  Population equivalents (in thousands)(2)............          686        1,191      1,157      2,039      1,783      1,310
  Markets in operation................................           11           15         20         24         24         12

MARKETS TO BE MANAGED, NET OF MARKETS TO BE
 DIVESTED:(5)
  Population equivalents (in thousands)(2)............        2,477        2,187      1,018      1,836      3,139      4,896
  Markets.............................................            3            5          8         13         21         44

TOTAL MARKETS MANAGED AND TO BE MANAGED BY THE
 COMPANY:
  Population equivalents (in thousands)(2)............       21,429       21,582     20,639     18,350     15,494     11,378
  Markets.............................................          149          150        144        129        112         88

MARKETS MANAGED BY OTHERS:(6)
  Population equivalents (in thousands)(2)............        3,816        3,619      3,429      3,517      3,274      3,480
  Markets in operation................................           61           57         61         64         65         67

TOTAL MARKETS:
  Population equivalents (in thousands)(2)............       25,245       25,201     24,068     21,867     18,768     14,858
  Markets.............................................          210          207        205        193        177        155

- ------------

* 1993-1990 average monthly revenue per customer has been restated to conform to 1994 presentation.

(1) Includes one market managed by third parties in 1995, two in 1994 and one in 1993 and 1992, and one wholly owned reseller operation in 1992, 1991 and 1990.

(2) 1994 Donnelley Marketing Service estimates are used for all years. Includes population equivalents relating to interests which are acquirable in the future.

(3) The decrease from 1990 to 1991 is due to the addition of 32 majority-owned and managed RSAs in 1991. Market penetration for majority-owned and managed MSAs was 1.48% in 1991 and 1.07% in 1990.

(4) Includes markets where the Company has the right to acquire an interest but did not own an interest at the respective dates (two markets in 1995, four in 1994, two in 1993, six in 1992, seven in 1991 and four in 1990); excludes one market in 1995 which will become a market managed by others.

(5) "Markets to be Managed" represents markets which are managed by third parties until the Company acquires a majority interest in the markets. In 1995, represents the net of 15 markets to be managed and 12 markets which are currently majority-owned and managed and will be divested.

(6) Represents markets in which the Company owns or has the right to acquire a minority interest and which are managed by others.

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION



    Set forth below is summary consolidated financial information for the Company as of and for the periods indicated. The following information should be read in conjunction with the consolidated financial statements and related notes of the Company included in its reports filed under the Exchange Act that are incorporated by reference herein. See "Incorporation of Certain Documents by Reference."


                                        THREE MONTHS ENDED
                                            MARCH 31,                        YEAR ENDED DECEMBER 31,
                                      ----------------------  -----------------------------------------------------
                                         1995        1994       1994       1993       1992       1991       1990
                                      -----------  ---------  ---------  ---------  ---------  ---------  ---------
                                                    (Dollars in thousands, except per share amounts)
OPERATING FINANCIAL DATA
Service revenues(1).................   $  96,400   $  63,361  $ 318,649  $ 203,800  $ 130,666  $  77,456  $  47,099
Equipment sales revenues............       3,348       2,872     13,755     10,510      9,263      7,500      7,522
Operating income (loss) before
 depreciation and amortization and
 minority share.....................      27,758      13,714     82,839     36,371     16,934      2,438      2,509
Depreciation and amortization
 expense(2).........................      19,694      14,718     65,454     45,027     29,639     19,269     11,650
Operating income (loss) before
 minority share.....................       8,064      (1,004)    17,385     (8,656)   (12,705)   (16,831)    (9,141)
Minority share of operating
 income.............................      (1,888)     (1,118)    (5,152)    (3,496)    (2,615)    (1,467)      (155)
Operating income (loss).............       6,176      (2,122)    12,233    (12,152)   (15,320)   (18,298)    (9,296)
Investment income, net of related
 amortization expense...............       9,485       4,947     25,627     16,005     11,859      6,871      6,153
Gain on sale of cellular
 interests(3).......................      18,517      --          3,321      4,851     31,396        557        842
Interest expense....................       7,705       3,991     21,883     33,190     20,095     16,421     11,492
Income (loss) before income taxes...      26,795        (851)    21,310    (22,749)     8,181    (24,357)   (14,641)
Net income (loss) before cumulative
 effect of a change in accounting
 principle..........................      23,598      (1,830)    16,393    (25,441)     6,194    (24,373)   (14,723)
Cumulative effect of a change in
 accounting principle(4)............      --          --         --         --         --        (10,269)    --
Net income (loss)...................   $  23,598   $  (1,830) $  16,393  $ (25,441) $   6,194  $ (34,642) $ (14,723)
Weighted Average Common and Series A
 Common Shares (000s)...............      82,131      75,140     79,514     57,152     57,778     38,715     28,644
Earnings (loss) per Common and
 Series A Common Share:
  Before cumulative effect of a
   change in accounting principle...   $     .29   $    (.02) $     .21  $    (.45) $     .11  $    (.63) $    (.51)
  Cumulative effect of a change in
   accounting principle.............      --          --         --         --         --           (.26)    --
  Net income (loss).................         .29        (.02)       .21       (.45)       .11       (.89)      (.51)
Additions to property, plant and
 equipment..........................   $  38,203   $  18,444  $ 148,058  $  91,501  $  56,122  $  59,469  $  16,084
Ratio of earnings to fixed
 charges(5).........................        3.35x        .83x      1.49x       .17x      1.24x    --         --
Pro forma ratio of earnings to fixed
 charges(5).........................                  --                    --         --         --         --

                                                                            DECEMBER 31,
                                      MARCH 31,    --------------------------------------------------------------
                                         1995          1994          1993         1992        1991        1990
                                     ------------  ------------  ------------  ----------  ----------  ----------
                                                                (Dollars in thousands)
BALANCE SHEET DATA
Working capital....................  $    (23,754) $    (33,813) $    (28,386) $  (17,827) $     (614) $     (979)
Property, plant and equipment,
 net...............................       404,677       368,181       246,414     158,948     109,305      44,334
Investments--
  Cellular partnerships............       105,702        99,495        90,104      86,406      75,089      56,489
  Licenses, net of amortization....     1,014,408       947,399       824,491     547,171     386,489     141,107
  Marketable equity securities.....        20,742        20,145        17,584      18,210      --          --
Total assets.......................     1,653,392     1,534,787     1,245,396     855,579     616,786     279,844
Long-term debt, excluding current
 portion...........................       119,597        57,691        51,130      56,645      26,959      10,703
Revolving Credit Agreement--TDS....       183,921       232,954       141,524     265,766     166,501     129,005
Common shareholders' equity........  $  1,207,163  $  1,093,967  $    940,128  $  450,984  $  360,749  $  112,380

- ------------

(1) The Company changed its financial reporting presentation for outbound, or pass-through, roaming revenue during 1994. Pass- through roaming revenue is now treated as an offset to the expense charged by other cellular carriers, with the net amount included in system operations expense. Prior years' amounts have been reclassified to conform to the 1994 presentation.

(2) Represents Depreciation and amortization expense included in Total Costs and Expenses in the Consolidated Statements of Operations.

(3) Gain on sale of cellular interests of $18.5 million in the first quarter of 1995 reflects the sale of one majority-owned market and the sale of two minority interests. The gain of $3.3 million in 1994 reflects the gain on the exchange of cellular interests with another cellular company. The gain of $4.9 million in 1993 reflects the sale of two minority interests. The gain of $31.4 million in 1992 includes a $17.1 million gain on the sale of a majority-owned market, an $11.4 million gain on the exchange of cellular interests with another cellular company and a $2.9 million gain from the sale of a minority interest.

(4) Effective January 1, 1991, the Company changed its method of accounting for sales commissions from capitalizing and amortizing these costs to expensing as incurred. In addition, two of the Company's equity-method investees made a similar change. The cumulative effect of the Company's and the investees' change on all prior years has been reflected in 1991 results of operations.
     Financial information for 1990 has not been restated.

(5) For the computation of the earnings ratio: (i) earnings consist of net income from continuing operations before income taxes, distributions from minority subsidiaries, minority share in income of subsidiaries that have fixed charges and amortization of capitalized interest, less equity in undistributed earnings of unconsolidated investments and minority share of losses; and (ii) fixed charges consist of interest expense and estimated interest portion of rentals. For the years ended December 31, 1991 and 1990, the Company's earnings before fixed charges were insufficient to cover fixed charges. The amounts of such deficiencies were $27,837,000 and $16,543,000 for the years ended December 31, 1991 and 1990, respectively.

     For the computation of the pro forma earnings ratio, the only adjustments made to the historical ratio were to give effect to the net decrease in interest expense resulting from the pro forma initial issuance of the LYONs offered hereby and the corresponding repayment of the Revolving Credit
     Agreement-TDS from the net proceeds thereof.

                              RECENT DEVELOPMENTS



    Service revenues totaled $96.4 million for the three months ended March 31, 1995, a 52% increase over the $63.4 million reported for 1994. Growth in the number of customers and strong inbound roaming revenue were the principal factors behind this improvement. The customer base in the Company's 135 majority-owned and managed markets totaled 478,000 customers at March 31, 1995, a 63% increase over the 294,000 customers in service at March 31, 1994. Excluding acquisitions, the Company's distribution channels added 43,000 new customers during the first quarter, a 59% increase over the 27,000 net new customers added during the same quarter in 1994. Acquisitions and divestitures netted an additional 14,000 customers in the first quarter of 1995 compared to 6,000 during the first quarter of 1994. Inbound roaming revenue increased 50% to $29.6 million for the quarter.



    Average monthly service revenue per customer totaled $71 during the first quarter of 1995, down from $76 for the same period in 1994 and from the $78 generated in the fourth quarter of 1994. This decline primarily reflects the effect of additional customers generating fewer local minutes of use and roaming revenues growing more slowly. Local retail revenue from the Company's customers averaged $43 during the first quarter of 1995 compared to $46 in the same quarter of 1994, while inbound, or keeper, roaming revenue per customer averaged $22 in the most recent quarter compared to $24 in 1994. These decreases were expected and were outweighed by the effect of the increase in customers.



    Total operating expenses, excluding depreciation and amortization, increased 37% to $72.0 million in the first quarter of 1995 from $52.5 million in 1994. Marketing expenses, including losses on equipment sales, rose 45%, or $8.6 million, due to a 59% increase in net customer activations. The cost to add a net customer in 1995 decreased 9% to $646 from $711 in 1994. The Company's churn rate was 2.1% in the first quarter of 1995, down from 2.3% in the same quarter last year and from 2.4% in the fourth quarter of 1994.


    Growth in revenues, coupled with continued cost efficiencies, resulted in a $14.0 million, or 102%, increase in operating cash flow compared to the first quarter of 1994. Operating cash flow margin improved to 29% in 1995 from 22% in 1994. Cash flow, including operating cash flow and $1.8 million of cash flow from minority cellular investments, increased 61% to $29.6 million. Depreciation and amortization increased 34% to $19.7 million due to a 14% increase in license costs and a 57% rise in fixed assets since March 31, 1994. The Company's network consisted of 841 cell sites serving 135 consolidated markets at March 31, 1995, compared to 566 cell sites serving 120 such markets at March 31, 1994.


    Operating income before minority share totaled $8.1 million in the most recent quarter compared to a loss of $1.0 million in the same period of 1994. Investment income increased 87% to $9.7 million, mostly as a result of an increase in investment income from markets managed by others which the Company accounts for using the equity method. Interest expense increased $3.7 million, or 93%, as average debt balances increased 39% from the first quarter of 1994 and as interest rates increased. The Company recorded pretax gains totaling $18.5 million on the sales of its interests in three markets during the quarter. One market was 100%-owned and managed and the Company had investment interests in the other two markets.


    The Company generated net income of $23.6 million in the first quarter of 1995, or $.29 per share, compared to a net loss of $1.8 million, or $.02 per share, in 1994. Excluding the net-of-tax effect of the gains on the sales of cellular interests, net income for the first quarter of 1995 was $6.4 million, or $.08 per share.

                                  RISK FACTORS


    PRIOR TO DECIDING TO INVEST IN THE SECURITIES OFFERED HEREBY, POTENTIAL INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS, TOGETHER WITH OTHER INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS, IN EVALUATING THE COMPANY AND ITS BUSINESS.

OPERATING AND FINANCIAL PERFORMANCE


    The Company has only recently achieved profitability and has previously incurred significant start-up costs and operating losses. The Company anticipates increasing growth in cellular units in service and revenues as it continues its expansion and development programs. Marketing and system operations expenses associated with this expansion will most likely reduce the rate of growth in operating cash flow and operating income over the next several quarters. In addition, the Company anticipates that the seasonality of revenue streams and operating expenses may affect the Company's operating and net results over the next several quarters.


    While there are numerous cellular systems operating in the United States and other countries, the industry has only a limited operating history. While the Company produced operating income and net income during 1994, changes in any of several factors could reduce the Company's growth in operating income and net income over the next few years. These factors include: (i) the growth rate in the Company's customer base; (ii) the usage and pricing of cellular services;
(iii) the churn rate; (iv) the cost of providing cellular services, including the cost of attracting new customers; (v) the introduction of competition from PCS and other emerging technologies; and (vi) continuing technological advances which may provide additional competitive alternatives to cellular service.

COMPETITION AND NEW TECHNOLOGIES

    Currently, the Company's only competitor for cellular telephone service in each market is the licensee of the second cellular system in that market. Since each competitor operates its cellular system on a 25 megahertz ("MHz") frequency block licensed by the FCC using comparable technology and facilities, competition for customers between the two systems in each market is principally on the basis of quality, price, size of area covered, services offered and responsiveness of customer service. The competing entities in many of the markets in which the Company has an interest have financial resources which are substantially greater than those of the Company and its partners in such markets.

    In addition to competition from the other cellular licensee in each market, there is also competition from, among other technologies, conventional mobile telephone and Specialized Mobile Radio ("SMR") systems, both of which are able to connect with the landline telephone network. The Company believes that conventional mobile telephone systems and conventional SMR systems are competitively disadvantaged because of technological limitations on the capacity of such systems. The FCC has recently given approval, through waivers of its rules, to Enhanced Specialized Mobile Radio ("ESMR"). ESMR systems may have cells and frequency reuse like cellular, thereby potentially eliminating any current technological limitation. The first ESMR systems were implemented in 1993 in Los Angeles. Although less directly a substitute for cellular service, wireless data services and one-way paging service (and, in the future, two-way paging services) may be adequate for those who do not need full two-way voice service.

    The FCC has completed the auction of two of the three 30 MHz frequency blocks allocated to broadband PCS. The Company anticipates that the FCC may begin issuing PCS licenses during the second quarter of 1995. PCS trials are in process throughout the United States. PCS may become a significant source of competition in the Company's markets once PCS systems have been built and developed. One or more PCS providers are expected to begin offering digital, wireless communications services in markets served by the Company beginning as early as 1996. Similar technological advances or regulatory changes in the future may make available other alternatives to cellular service, thereby creating additional sources of competition.

    Continuing technological advances in the communications field make it difficult to predict the extent of additional future competition for cellular systems. For example, the FCC has allocated radio channels to a mobile satellite system in which transmissions from mobile units to satellites would augment or replace transmissions to cell sites, and several consortia have been formed to provide such service. Such a system is designed primarily to serve the communications needs of remote locations and a mobile satellite system could provide viable competition for land-based cellular systems in such areas. It is also possible that the FCC may in the future assign additional frequencies to cellular telephone service to provide for more than two cellular telephone systems per market.

REGULATION


    The licensing, construction, operation, acquisition and sale of cellular systems are regulated by the FCC. In addition, certain aspects of cellular system operations may be subject to public utility regulation in the states in which service is provided. Changes in the regulation of cellular operators or their activities and of other mobile service providers could have a material adverse effect on the Company's operations. In addition, FCC licenses to provide cellular service are subject to renewal. There may be competition for licenses upon the expiration of their initial ten-year terms and there is no assurance that any license will be renewed. See "Business--Regulation" and "--Regulatory Proceedings."


VALUE OF FCC LICENSES

    The Company's assets consist principally of intangible assets in the form of investments in licenses. In many cases the transfer of such interests is restricted and subject to prior FCC or state regulatory approval. In some cases the transfer of the Company's interests is subject to rights of first refusal. In addition, the future value of all cellular interests will depend significantly upon the success of the Company's business. While there is a current market for cellular licenses, such a market may not exist in the future or the values obtainable may be significantly lower than at present. In addition, the value of licenses may be affected by the level of supply and demand for such licenses and therefore awards of additional licenses for competitive wireless technologies, such as those awarded by the auction for PCS recently completed by the FCC, may adversely affect the value of cellular licenses.

MARKETS

    Many of the Company's markets or market clusters are located in areas which are not densely populated and may not benefit from operating efficiencies available to systems operated in metropolitan areas and larger market clusters. Typically, smaller and less densely populated markets take longer to reach profitability and positive cash flow than larger individual markets or larger market clusters. Due to the fact that the FCC issued cellular licenses for MSAs in order of market size, most of the Company's MSAs were placed in service later than larger MSAs served by other cellular operators. RSAs are several years behind the typical MSA in their development and thus may be at least several years behind typical MSAs in achieving profitability and positive cash flow.

LIQUIDITY AND CAPITAL RESOURCES

    The construction of a cellular telephone system is capital-intensive and requires substantial investment prior to operation. The initial operation of a cellular system also requires additional investment to cover start-up, operating and marketing expenses. The Company intends to continue to pursue opportunities to acquire cellular interests, including additional interests in cellular systems in which it owns or has rights to acquire an interest. The Company may require additional funds to build and operate systems with respect to any such acquired interests and to pursue the acquisition of new interests.

    Since the Company has only recently begun to generate positive operating income and cash flows from operating activities, it requires outside financing to provide the funds necessary for investment. The timing and amount of the Company's funding requirements will depend on the number of licensees acquired by the Company, the plans for the construction and operation of individual cellular systems, and other relevant factors. The Company anticipates that during 1995 it will require external financing to fund acquisitions and to fund capital requirements for markets which the Company currently owns or has the right to acquire pursuant to definitive agreements. These requirements may be met through additional borrowings from TDS, the issuance of equity or debt securities, vendor financing, bank financing, the sale of assets, or a combination thereof.

    There can be no assurance that sufficient funds will be available to the Company on terms or at prices acceptable to the Company. If sufficient funding is not available to the Company on terms and prices acceptable to the Company, the Company would have to reduce its construction, development and acquisition programs. In the long term, reduction of the Company's construction, development and acquisition programs would have a negative impact on the ability of the Company to increase its consolidated revenues and cash flows.

RADIOFREQUENCY EMISSION CONCERNS

    Media reports have suggested that certain radio frequency ("RF") emissions from portable cellular telephones might be linked to cancer. The Company is not aware of any authoritative evidence linking the usage of portable cellular telephones with cancer. The FCC currently has a rulemaking proceeding pending to update the guidelines and methods it uses for evaluating RF emissions in radio equipment, including cellular telephones. While the proposal would impose more restrictive standards on RF emissions from low-power devices such as portable cellular telephones, it is anticipated that all cellular telephones currently marketed and in use will comply with those standards.

CONTROL BY PRINCIPAL SHAREHOLDER; ANTI-TAKEOVER PROVISIONS

    As of March 31, 1995, TDS owned 81.1% of the combined total of both classes of common stock of the Company, including a majority of the outstanding Common Shares, and had 95.9% of their combined voting power. As a result, TDS is effectively able to elect all of the Company's seven directors and otherwise control the management and operations of the Company. See "Description of Capital Stock."

    The control of the  Company by TDS and  various provisions of the  Company's
Restated Certificate of Incorporation, as amended, may tend to deter non-negotiated tender offers or other efforts to obtain control of the Company and thereby deprive shareholders of opportunities to sell shares at prices higher than those prevailing in the market. See "Description of Capital Stock."

RELATIONSHIP WITH TDS; CONFLICTS OF INTEREST

    Directors and officers of TDS and its subsidiaries who are also directors and officers of the Company, and TDS as the Company's controlling shareholder, are in positions involving the possibility of conflicts of interest with respect to certain transactions concerning the Company. When the interests of TDS and the Company diverge, TDS may exercise its influence in its own best interests. See "Description of Capital Stock--Corporate Opportunity Arrangements."

    The Company and TDS have entered into contractual arrangements governing certain transactions and relationships between them. These agreements were executed prior to the initial public offering of the Company's Common Shares and were not the result of arm's-length negotiations. Accordingly, there is no assurance that the terms and conditions of these agreements are as favorable to the Company as it could have obtained from unaffiliated third parties. See "Certain Relationships and Related Transactions" in the Company's Annual Report on Form 10-K for the year ended December 31, 1994, which is incorporated herein by reference.

    In the future, the Company expects to resolve any potential conflicts of interest with TDS on a case by case basis, taking into consideration relevant factors including its existing agreements with TDS, the requirements of the American Stock Exchange and prevailing corporate practices.

                                USE OF PROCEEDS


    The net proceeds from the initial  sale of LYONs offered by this  Prospectus
are  estimated to  be approximately  $          ($          if the Underwriter's
over-allotment option is exercised in full). The net proceeds of such offering will be applied to the repayment of the Company's outstanding indebtedness to TDS under its Revolving Credit Agreement, which indebtedness was incurred to fund the Company's acquisitions, working capital requirements and construction and operations of its cellular systems. Any additional net proceeds will be used for general corporate purposes and, on an interim basis, may be invested with TDS under an affiliated cash management program. As of March 31, 1995, the Company's outstanding indebtedness to TDS under the Revolving Credit Agreement totaled $183.9 million. All of such indebtedness was issued at an interest rate of 1 1/2% above the prime rate announced from time to time by LaSalle National Bank of Chicago, which resulted in an interest rate at March 31, 1995, of 10.5% per annum. The entire balance under the Revolving Credit Agreement is scheduled to become due and payable on July 1, 1996. Giving effect to the repayment of debt from the net proceeds of such offering, as of March 31, 1995, the Company's
outstanding indebtedness to TDS would  have been approximately $         million
and the total line of credit under the Revolving Credit Agreement would have been approximately $100 million, subject to change from time to time by agreement between the Company and TDS. The Company anticipates drawing down funds under the Revolving Credit Agreement as appropriate to meet its financial needs. See "Risk Factors--Liquidity and Capital Resources."


    The Company will not receive any of the cash proceeds from any resale of LYONs by the Standby Share Deliverer or from any sale by Merrill Lynch of Common Shares acquired from TDS under the Securities Loan Agreement. See "Underwriting."

                                 CAPITALIZATION


    The Company has entered into a number of transactions in which it will issue securities in addition to those issued pursuant to the offering of the LYONs. The following table sets forth (A) the capitalization of the Company as of March 31, 1995, (B) the Pro Forma capitalization of the Company reflecting (i) the Company's obligation to issue an aggregate of 297,173 Common Shares to third parties in connection with certain acquisitions pending at March 31, 1995; (ii) the Company's obligation to issue an aggregate of 765,316 Common Shares to reimburse TDS for the value of TDS Common Shares to be issued in connection with certain acquisitions pending at March 31, 1995; and (iii) an increase in the balance under the Revolving Credit Agreement to TDS of an estimated $15.5 million to fund cash payments in connection with such pending acquisitions, and
(C)   the  Pro  Forma  as  Adjusted  capitalization  reflecting  the  Pro  Forma adjustments, described in (B), and (i) the sale by the Company of the LYONs initially offered hereby (assuming no exercise of the Underwriter's over-allotment option) and (ii) the application of the estimated net proceeds of such sale (before deducting expenses of the offering) to the repayment of the Company's outstanding indebtedness to TDS under its Revolving Credit Agreement. See "Use of Proceeds" and "Description of Capital Stock."



                                                                                   MARCH 31, 1995
                                                                   ----------------------------------------------
                                                                                                   PRO FORMA AS
                                                                      ACTUAL        PRO FORMA        ADJUSTED
                                                                   ------------  ---------------  ---------------
                                                                               (Dollars in thousands)
Current portion of long-term debt................................  $     10,092  $     10,092     $     10,092
                                                                   ------------  ---------------  ---------------
                                                                   ------------  ---------------  ---------------
Long-term Debt:
  Revolving Credit Agreement--TDS................................  $    183,921  $    199,373(1)  $           (2)
  Long-term debt, excluding current portion(3)...................       119,597       119,597          119,597
  LYONs offered hereby...........................................       --             --                     (4)
                                                                   ------------  ---------------  ---------------
      Total Long-term Debt.......................................       303,518       318,970
                                                                   ------------  ---------------  ---------------
Redeemable Preferred Stock, $1.00 par value, outstanding 95,972
 shares(5).......................................................         9,597         9,597            9,597
Minority Interest................................................        35,934        35,934           35,934
Common Shareholders' Equity(6):
  Common Shares, $1.00 par value, authorized 140,000,000 shares,
   issued and outstanding 48,775,305 shares......................        48,775        48,775           48,775
  Common Shares issuable, 541,780 shares; Pro Forma and Pro Forma
   as Adjusted 1,604,269 shares(7)(8)............................        11,633        43,320           43,320
  Series A Common Shares, $1.00 par value, authorized 50,000,000
   shares; issued and outstanding 33,005,877 shares(7)(8)........        33,006        33,006           33,006
  Additional paid-in capital.....................................     1,174,809     1,174,809        1,174,809
  Retained (deficit).............................................       (61,060)      (61,060)         (61,060)
                                                                   ------------  ---------------  ---------------
      Total Common Shareholders' Equity..........................     1,207,163     1,238,850        1,238,850
                                                                   ------------  ---------------  ---------------
      Total Capitalization.......................................  $  1,556,212  $  1,603,351     $
                                                                   ------------  ---------------  ---------------
                                                                   ------------  ---------------  ---------------

- ---------

(1) Reflects the actual amount outstanding under the Revolving Credit Agreement at March 31, 1995, plus the estimated aggregate increase in the amount outstanding under the Revolving Credit Agreement to occur from time to time to fund cash payments in connection with acquisitions pending at March 31, 1995.

(2) Reflects the estimated amount that would have been outstanding under the Revolving Credit Agreement if all of the pending acquisitions had been consummated at March 31, 1995, after the application of the net proceeds of the LYONs offering to reduce the Revolving Credit Agreement.

(3)  Reflects the actual amount outstanding at  March 31, 1995 under an  Amended and  Restated  Term Loan  Agreement dated  December  22, 1994  (the "Vendor
     Financing Agreement")  between the  Company  and NTFC  Capital  Corporation
     ("NTFC"). The Vendor Financing Agreement is an amendment and restatement of a  similar  1991  agreement  with NTFC  under  which  the  Company borrowed approximately $56.0 million in principal, plus capitalized interest in  the amount  of approximately $3.3 million. Pursuant to the 1994 agreement, NTFC agreed to lend additional amounts of up to approximately $81.9 million  (of which  approximately $72.2  million had been  drawn down  through March 31,
     1995), plus capitalized interest in  an amount not to exceed  approximately
     $6.8 million.
     The loans from NTFC to the Company are evidenced by either construction and equipment  notes or refinancing notes. The original principal amount of the
     1991 construction  and equipment  notes totals  $52 million.  The  original principal  amount of the  1994 construction and  equipment notes totals $75 million.  The  balance  of  the  original  principal  amounts  borrowed  or
     available    for   borrowing    is   evidenced    by   refinancing   notes.
     Loans under the 1991 agreement  bear interest at a  rate equal to a  90-day commercial  paper rate  plus 2.307%. Each  advance under the  1991 notes is scheduled to  be  repaid in  substantially  equal monthly  installments  of principal,  plus the interest thereon, over a seven-year period commencing, in the  case  of the  1991  construction  and equipment  notes,  after  the deferral of interest for the first year.
     Loans  under the 1994 agreement  bear interest at a  rate equal to a 90-day commercial paper rate plus 2.25%. Each advance under the 1994  construction and  equipment  notes  is scheduled  to  be repaid  in  substantially equal monthly installments  of  principal,  plus the  interest  thereon,  over  a six-year  period commencing  after the deferral  of interest  for the first year. The 1994 refinancing notes  have shorter amortization periods and  do not have a deferred interest period.
     Under  this arrangement with NTFC, the Company is permitted to borrow money from NTFC on a quarterly basis  and relend the proceeds to affiliates  that hold  licenses issued  by the  FCC to  construct or  operate cellular radio communications systems  for  the  purposes  of  financing,  refinancing  or reimbursing  the payment  of the  costs of  constructing or  equipping such systems. Each loan from the  Company to its affiliate  (i) is secured by  a security interest in all of the affiliate's personal property and fixtures, other than (a) accounts receivable, (b) FCC licenses and (c) instruments or general  intangibles representing or evidencing  ownership interests in any other entity  holding a  license or  permit from  the FCC  to construct  or operate  a cellular radio communications system  and (ii) together with the documentation and security therefor,  is assigned to  NTFC as security  for the loans from NTFC to the Company.

(4)  Net of unamortized discount of $      .

(5) Reflects Redeemable Preferred Stock held by TDS at its liquidation preference of $100 per share. The Preferred Stock is redeemable in 1996 by the delivery to TDS of an aggregate of 621,904 Common Shares of the Company.

(6)  The LYONs are initially convertible into       Common Shares of the Company
     (assuming no exercise of  the Underwriter's over-allotment option).  Common
     Shareholders'  Equity  Pro  Forma as  Adjusted  does not  reflect  any such conversion of LYONs into Common Shares of the Company.

(7)  The following table details the number of Common Shares and Series A Common
     Shares to be issued by the Company in the future pursuant to existing arrangements for the acquisition of cellular interests. Such existing arrangements relate to the Company's acquisitions of additional interests in cellular licensees or systems representing 403,000 of the 25.2 milion population equivalents which the Company owned or had the right to acquire at March 31, 1995. The table does not reflect any conversion of LYONs into Common Shares of the Company.
     TDS owned an aggregate of 66,284,155 shares of common stock of the Company at March 31, 1995, representing 81.1% of the combined total of the Company's outstanding Common and Series A Common Shares and 95.9% of their combined voting power. Assuming the Company's Common Shares are issued in all instances in which the Company has the choice to issue its Common
     Shares or other consideration and assuming all issuances of the Company's common stock to TDS and third parties for completed  and  pending  acquisitions  and  redemptions  of  the  Company's
     Preferred  Stock and TDS's Preferred Shares had been completed at March 31,
     1995, TDS would have owned 79.9% of the total outstanding common stock of the Company and controlled 95.6% of the combined voting power of both classes of its common stock.


                                                                                       SERIES A COMMON
                                                                       COMMON SHARES       SHARES
                                                                      ---------------  ---------------
Shares outstanding at March 31, 1995................................      48,775,305       33,005,877
Shares to be issued in the future for acquisitions pursuant to definitive agreements:
  Shares issuable to third parties at March 31, 1995................         541,780         --
  Shares to be issued to third parties pursuant to acquisition
   agreements entered into through March 31, 1995...................         297,173         --
  Shares estimated to be issued to TDS in reimbursement for TDS
   Common Shares to be issued for acquisitions......................         765,316         --
                                                                      ---------------  ---------------
  Pro forma issuable shares at March 31, 1995.......................       1,604,269         --
                                                                      ---------------  ---------------
Total...............................................................      50,379,574       33,005,877
                                                                      ---------------  ---------------
                                                                      ---------------  ---------------
The above table does not include Common Shares to be issued upon redemption of the Company's
Redeemable Preferred Stock (see note 5 above).

(8) Does not include 1,092,967 Common Shares and 55,000 Series A Common Shares reserved for issuance pursuant to certain employee benefit plans.

                                DIVIDEND POLICY

    The Company has not paid any cash dividends and, except for cash dividends payable on any future series of Preferred Stock, intends to retain all earnings for use in the Company's business. In addition, the Revolving Credit Agreement with TDS prohibits the payment of dividends on the Company's Common Shares and Series A Common Shares, except to the extent of one-half of the cumulative consolidated net income, if any, of the Company for the period after July 1, 1989, which currently prevents the Company from paying dividends. The Vendor Financing Agreement also restricts the payment of dividends if certain financial requirements under such agreement would be violated. See "Description of Capital Stock."

                          PRICE RANGE OF COMMON SHARES

    The Company's Common Shares are listed on the American Stock Exchange under the symbol "USM" and in THE WALL STREET JOURNAL as "US Cellu." The following table sets forth, for the periods indicated, the high and low sale prices of the Common Shares as reported by the American Stock Exchange:


                                                                                    HIGH        LOW
                                                                                   -------    -------
1993:
  First Quarter................................................................... $24 5/8    $20 3/4
  Second Quarter..................................................................  28 1/2     23
  Third Quarter...................................................................  34 7/8     27 1/2
  Fourth Quarter..................................................................  39 1/4     30 1/8
1994:
  First Quarter................................................................... $35 1/4    $24 5/8
  Second Quarter..................................................................  29 5/8     24 1/2
  Third Quarter...................................................................  33 1/8     22 3/8
  Fourth Quarter..................................................................  34         30
1995:
  First Quarter................................................................... $33 3/8    $29 1/2
  Second Quarter (through May 25, 1995)...........................................  30 1/2     28



    On May 25, 1995, the closing price of the Common Shares as reported on the American Stock Exchange was $29 per share.


    On February 28, 1995, there were 463 record holders of the Company's Common Shares. All of the Company's Series A Common Shares are held by TDS. No public trading market exists for the Series A Common Shares, but the Series A Common Shares are convertible on a share-for-share basis into Common Shares.

                                    BUSINESS

GENERAL

    United States Cellular Corporation owns, operates and invests in cellular telephone systems throughout the United States. As of March 31, 1995, the Company provided cellular telephone service to 478,000 customers through 135 majority-owned and managed cellular systems serving approximately 17% of the geographic area and approximately 9% of the population of the contiguous United States. The Company's operations consist of nine regional market clusters, five of which each have a total population of more than two million, and each of which have a total population of more than one million, plus other unclustered markets. Overall, 84% of the Company's 25.2 million population equivalents are in markets which are or will be consolidated, 1% are in managed but not consolidated markets and 15% are in markets in which the Company holds an investment interest.

    The Company is the seventh largest cellular telephone company in the United States, based on the aggregate number of population equivalents it owns or has the right to acquire. The Company's corporate development strategy is to acquire controlling interests in MSA and RSA licensees in areas adjacent to or in proximity to its other markets in order to build and expand market clusters. Customers benefit from larger service areas which provide longer uninterrupted service and the ability to make outgoing calls and receive incoming calls within the designated area without special roaming arrangements. In addition, the Company anticipates that clustering will continue to provide the Company certain economies in its capital and operating costs.

    The Company is building a substantial presence in selected geographic areas throughout the United States where it believes it can efficiently integrate and manage cellular telephone systems. Its cellular interests include regional market clusters in the following areas: Virginia/North Carolina/South Carolina, the Midwest, the Northwest, Indiana/Kentucky, Texas/Oklahoma/Missouri/Kansas, the Northeast, Eastern Tennessee/Western North Carolina, the Southeast and Southwestern Texas.

    Since 1985, when the Company began providing cellular service, the Company has expanded its cellular networks and customer service operations to cover 147 markets in 33 states as of March 31, 1995. Over the last five years, the Company's customer base has grown at a compound annual growth rate of 63% to 478,000 customers at March 31, 1995. The average penetration rate in the Company's consolidated markets was 2.17% at March 31, 1995, and the churn rate in all of its consolidated markets averaged 2.1% per month for the quarter ended March 31, 1995.

    The Company is a majority-owned subsidiary of TDS. TDS owns 81.1% of the combined total of the outstanding Common Shares and Series A Common Shares of the Company and controls 95.9% of the combined voting power of both classes of common stock. The Company benefits from the extensive telecommunications industry experience of TDS. At March 31, 1995, TDS, through its wholly owned subsidiary, TDS Telecommunications Corporation, served approximately 410,000 access lines through 100 local exchange telephone subsidiaries in 29 states and, through American Paging, Inc., its 82.5%-owned subsidiary, had approximately 705,100 pagers in service. In March 1995, American Portable Telecommunications, Inc., TDS's wholly owned subsidiary, was the successful bidder for eight broadband PCS licenses at an auction conducted by the FCC, substantially all of which are for markets other than those in which the Company operates cellular systems. The Company was incorporated in Delaware in 1983. The Company's executive offices are located at 8410 West Bryn Mawr, Suite 700, Chicago, Illinois 60631. Its telephone number is 312-399-8900.

CELLULAR TELEPHONE INDUSTRY

    Cellular telephone technology provides high-quality, high-capacity communications services to in-vehicle and hand-held portable cellular telephones. Cellular technology is a major improvement over earlier mobile telephone technologies. Cellular telephone systems are designed for maximum mobility of the customer. Access is provided through system interconnections to local, regional, national and world-wide telecommunications networks. Cellular telephone systems also offer a full range of ancillary services such as conference calling, call-waiting, call-forwarding, voice mail, facsimile and data transmission.

    Cellular telephone systems divide each service area into smaller geographic areas or "cells." Each cell is served by radio transmitters and receivers operating on discrete radio frequencies licensed by the FCC. All of the cells in a system are connected to a computer-controlled Mobile Telephone Switching Office ("MTSO") which is connected to the conventional ("landline") telephone network and potentially other MTSOs. Each conversation on a cellular phone involves a transmission over a specific set of radio frequencies from the cellular phone to a transmitter/receiver at a cell site. The transmission is forwarded from the cell site to the MTSO and from there may be forwarded to the landline telephone network to complete the call. As the cellular telephone moves from one cell to another, the MTSO determines radio signal strength and transfers ("hands off") the call from one cell to the next. This hand-off is not noticeable to either party on the phone call.


    The FCC currently grants only two licenses to provide cellular telephone service in each market. However, competition for customers includes other communications technologies such as conventional landline and mobile telephone, SMR systems and radio paging. PCS is expected to be competitive with cellular service in the future in many of the Company's markets, and emerging technologies such as ESMR and mobile satellite communication systems may prove to be competitive with cellular service in the future in some or all of the markets where the Company has operations.


    The services available to cellular customers and the sources of revenue available to cellular system operators are similar to those provided by conventional landline telephone companies. Customers may be charged a separate fee for system access, airtime, long-distance calls, and ancillary services. Cellular system operators often provide service to customers of other operators' cellular systems while the customers are temporarily located within the operators' service areas. Customers using service away from their home system are called "roamers." Roaming is available because technical standards require that analog cellular telephones be compatible in all market areas in the United States. The system that provides the service to these roamers will generate usage revenue. Many operators, including the Company, charge premium rates for this roaming service.

    There are a number of recent technical developments in the cellular industry. Currently, while most of the MTSOs process information digitally, most of the radio transmission is done on an analog basis. During 1992, a new digital transmission technique was approved for implementation by the cellular industry. Time Division Multiple Access ("TDMA") technology was selected as one industry standard by the cellular industry and has been deployed in several markets, including the Company's operations in Tulsa, Oklahoma. Another digital technology, Code Division Multiple Access ("CDMA"), is expected to be in a commercial trial by the end of 1995. The Company also expects to deploy some CDMA digital radio channels in other markets on a trial basis in the near future. Digital radio technology offers advantages, including greater privacy, less transmission noise, greater system capacity, and potentially lower incremental costs for additional customers. The conversion from analog to digital radio technology is expected to be an industry-wide process that will take a number of years.

    The cellular telephone industry is characterized by high initial fixed costs. Accordingly, if and when revenues less variable costs exceed fixed costs, incremental revenues should yield an operating profit. The amount of operating profit, if any, under such circumstances is dependent on, among other things, prices and variable marketing costs which in turn are affected by the amount and extent of competition. Until technological limitations on total capacity are approached, additional cellular system capacity can normally be added in increments that closely match demand and at less than the proportionate cost of the initial capacity.

THE COMPANY'S OPERATIONS

    From its inception in 1983 until very recently, the Company has principally been in a start-up phase. The Company's activities have been concentrated significantly on the acquisition of interests in entities licensed or designated to receive a license ("licensees") from the FCC to provide cellular service and on the construction and initial operation of cellular systems. The development of a cellular system is capital-intensive and requires substantial investment prior to and subsequent to initial operation. The Company has experienced operating losses and net losses from its inception until the past few quarters. The Company anticipates increasing growth in cellular units in service and revenues as the Company continues its expansion and development programs. Marketing and system operations expenses associated with this expansion will most likely reduce the rate of growth in operating cash flow and operating income over the next several quarters. In addition, the Company anticipates that the seasonality of revenue streams and operating expenses may affect the Company's operating and net results over the next several quarters.


    While the Company produced operating income and net income during 1994, changes in any of several factors could reduce the Company's growth in operating income and net income over the next few years. These factors include: (i) the growth rate in the Company's customer base; (ii) the usage and pricing of cellular services; (iii) the churn rate; (iv) the cost of providing cellular services, including the cost of attracting new customers; (v) the introduction of competition from PCS and other emerging technologies; and (vi) continuing technological advances which may provide additional competitive alternatives to cellular service.

    The following table is a summary of the Company's markets and consolidated operations.

                                                         THREE MONTHS                  YEAR ENDED DECEMBER 31,
                                                          ENDED MARCH   -----------------------------------------------------
                                                           31, 1995       1994       1993       1992       1991       1990
                                                         -------------  ---------  ---------  ---------  ---------  ---------
MAJORITY-OWNED AND MANAGED (CONSOLIDATED) MARKETS:(1)
  Population equivalents (in thousands) (2)............       18,266       18,204     18,464     14,475     10,572      5,172
  Customers............................................      478,000      421,000    261,000    150,800     97,000     57,300
  Market penetration at end of period (3)..............         2.17%        1.98%      1.35%      1.00%      0.84%      0.91%
  Markets in operation.................................          135          130        116         92         67         32
  Cell sites in service................................          841          790        522        320        186        107
  Average monthly revenue per customer*................    $      71    $      80  $      85  $      88  $      84  $      87
  Churn rate per month.................................          2.1%         2.3%       2.3%       2.4%       2.2%       1.9%
  Marketing cost per net customer addition.............    $     646    $     667  $     667  $     765  $     710  $     686
MINORITY-OWNED AND MANAGED MARKETS: (4)
  Population equivalents (in thousands) (2)............          686        1,191      1,157      2,039      1,783      1,310
  Markets in operation.................................           11           15         20         24         24         12
MARKETS TO BE MANAGED, NET OF MARKETS TO BE
 DIVESTED:(5)
  Population equivalents (in thousands) (2)............        2,477        2,187      1,018      1,836      3,139      4,896
  Markets..............................................            3            5          8         13         21         44
TOTAL MARKETS MANAGED AND TO BE MANAGED BY THE COMPANY:
  Population equivalents (in thousands) (2)............       21,429       21,582     20,639     18,350     15,494     11,378
  Markets..............................................          149          150        144        129        112         88
MARKETS MANAGED BY OTHERS: (6)
  Population equivalents (in thousands) (2)............        3,816        3,619      3,429      3,517      3,274      3,480
  Markets in operation.................................           61           57         61         64         65         67
TOTAL MARKETS:
  Population equivalents (in thousands) (2)............       25,245       25,201     24,068     21,867     18,768     14,858
  Markets..............................................          210          207        205        193        177        155

- ------------

 * 1993-1990 average monthly revenue per customer has been restated to conform to 1994 presentation.

(1) Includes one market managed by third parties in 1995, two in 1994 and one in 1993 and 1992, and one wholly owned reseller operation in 1992, 1991 and 1990.

(2) 1994 Donnelley Marketing Service estimates are used for all years. Includes population equivalents relating to interests which are acquirable in the future.

(3) The decrease from 1990 to 1991 is due to the addition of 32 majority-owned and managed RSAs in 1991. Market penetration for majority-owned and managed MSAs was 1.48% in 1991 and 1.07% in 1990.

(4) Includes markets where the Company has the right to acquire an interest but did not own an interest at the respective dates (two markets in 1995, four in 1994, two in 1993, six in 1992, seven in 1991 and four in 1990); excludes one market in 1995 which will become a market managed by others.

(5) "Markets to be Managed" represents markets which are managed by third parties until the Company acquires a majority interest in the markets. In 1995, represents the net of 15 markets to be managed and 12 markets which are currently majority-owned and managed and will be divested.

(6) Represents markets in which the Company owns or has the right to acquire a minority interest and which are managed by others.

CELLULAR SYSTEMS DEVELOPMENT

    ACQUISITIONS. The Company has acquired its cellular interests through the wireline application process (22%), including settlements and exchanges with other applicants, and through acquisitions (78%), including acquisitions from TDS and third parties. During the last five years, the Company has expanded its size, particularly in contiguous or adjacent markets through an ongoing acquisition program aimed at strengthening the Company's position in the cellular industry. This growth has resulted primarily from acquisitions of interests in RSAs and has been based on obtaining interests with rights to manage the underlying market.

    During the past five years, the Company has more than doubled its population equivalents to approximately 25.2 million at March 31, 1995. Markets managed or to be managed by the Company have increased from 50 markets at December 31, 1989, to 149 markets at March 31, 1995. Additionally, as of March 31, 1995, almost 85% of the Company's population equivalents represented interests in markets the Company manages or expects to manage compared to 65% at December 31, 1989.

    Recently, the pace of acquisitions has slowed as industry-wide consolidation has reduced the number of markets available for acquisition. The Company's population equivalents grew at a compound annual rate of over 22% over the last five years, but only 5% in 1994.

    The Company plans to acquire additional cellular interests through acquisitions or trades in markets that further strengthen its market clusters and in other attractive markets. The Company also seeks to acquire minority interests in markets where it already owns (or has the right to acquire) the majority interest. While the Company believes that it will be successful in making additional acquisitions or trades, there can be no assurance that the Company, or TDS for the benefit of the Company, will be able to negotiate additional acquisitions or trades on terms acceptable to it or that regulatory approvals, where required, will be received. The Company presently plans to retain minority interests in certain cellular markets which it believes will earn a favorable return on investment. Other minority interests may be traded for interests in markets which enhance the Company's market clusters or may be sold for cash or other consideration. The Company also continues to evaluate the disposition of certain managed interests which are not essential to its corporate development strategy.

    The Company, or TDS for the benefit of the Company, ordinarily makes acquisitions using securities or cash or by exchanging cellular interests it already owns. Historically, the Company, or TDS for the benefit of the Company, has negotiated acquisitions of cellular interests from third parties primarily in consideration for the Company's or TDS's equity securities. Cellular interests acquired by TDS are generally assigned to the Company. At that time, the Company reimburses TDS for the value of TDS securities or other consideration issued in such transactions, generally by issuing Common Shares to TDS or by increasing the balance due TDS under the Company's Revolving Credit Agreement in amounts equal to the value of TDS securities or other consideration delivered at the time the acquisitions are closed. In connection with agreements that require the delivery of TDS equity securities, the fair market value of the Company's securities issued to TDS as reimbursement is equal to the fair market value of the TDS securities delivered in the transactions and is determined at the time the transactions are closed.

    COMPLETED ACQUISITIONS. During 1994 and the first quarter of 1995, the Company completed the acquisition of controlling interests in 15 markets and several additional minority interests representing in total approximately 2.3 million population equivalents for an aggregate consideration of $220.7 million. The consideration consisted of 6.3 million of the Company's Common Shares, an increase of $9.9 million in the debt to TDS under the Revolving Credit Agreement, $11.0 million in cash and a $1.4 million cancellation of a note receivable. The debt under the Revolving Credit Agreement and 6.2 million of the Company's Common Shares were issued to TDS to reimburse TDS for TDS Common Shares issued and issuable and cash paid to third parties in connection with these acquisitions.

    PENDING ACQUISITIONS. At March 31, 1995, the Company, or TDS for the benefit of the Company, had entered into agreements to acquire controlling interests in four markets and one minority interest representing in total approximately 403,000 population equivalents for an aggregate consideration estimated to be approximately $47.1 million. If all of the pending acquisitions are completed as planned, the Company will issue approximately 297,000 of its Common Shares and pay $15.5 million in cash and TDS will pay approximately $23.0 million in TDS Common Shares and cash. Any interests acquired by TDS in these transactions are expected to be assigned to the Company and, at that time, the Company will reimburse TDS for TDS's consideration delivered and costs incurred in such acquisitions in the form of Common Shares of the Company or increases in the balance under the Revolving Credit Agreement. Based on the estimated value of the consideration at the time the agreements were entered into, the Company expects to reimburse TDS by issuing approximately 765,000 of the Company's Common Shares to TDS. The Company also expects to increase the balance due TDS under the Revolving Credit Agreement by $15.5 million to fund cash payments for the acquisitions. The Company has also entered into agreements to exchange markets with five other cellular operators. Pursuant to the exchange agreements, the Company will receive majority interests in 13 new markets in exchange for majority interests in 11 markets and three market partitions the Company currently owns.

    The Company maintains shelf registration of its Common Shares and Preferred Stock under the Securities Act for issuance specifically in connection with acquisitions.

    TDS owned an aggregate of 66,284,155 shares of common stock of the Company at March 31, 1995, representing 81.1% of the combined total of the Company's outstanding Common and Series A Common Shares and 95.9% of their combined voting power. Assuming the Company's Common Shares are issued in all instances in which the Company has the choice to issue its Common Shares or other consideration and assuming all other issuances of the Company's common stock to TDS and third parties for completed and pending acquisitions and redemptions of the Company's Preferred Stock and TDS's Preferred Shares had been completed at March 31, 1995, TDS would have owned 79.9% of the total outstanding common stock of the Company and controlled 95.6% of the combined voting power of both classes of its common stock.

CELLULAR INTERESTS AND CLUSTERS

    The Company operates clusters of adjacent cellular systems wherever feasible, enabling its customers to benefit from larger service areas than otherwise possible. Where the Company offers wide-area coverage, its customers enjoy uninterrupted service within the designated area. Customers may also make outgoing calls and receive incoming calls within this area without special roaming arrangements. In addition to benefits to customers, clustering has provided to the Company certain economies in its capital and operating costs. These economies are made possible through increased sharing of facilities, personnel and other costs and have resulted in a reduction of the Company's per customer cost of service. The extent to which the Company benefits from these revenue enhancements and economies of operation is dependent on market conditions, population size of each cluster and engineering considerations.

    The Company anticipates that it will continue to pursue strategic acquisitions and trades which will complement its established market clusters. From time to time, the Company may also consider trading or selling its interests in markets which do not fit well with its long-term strategies.

    The following table details the Company's cellular interests, including those it owned or had the right to acquire as of March 31, 1995. The table lists clusters of markets that the Company manages or anticipates managing. The
Company's market clusters show the areas in which the Company is currently focusing its development efforts. These clusters have been devised with a long-term goal of allowing delivery of cellular service to areas of economic interest and along corridors of economic activity. See the map on the inside front cover of this Prospectus. The number of population equivalents represented by the Company's cellular interests may have no direct relationship to the number of potential cellular customers or the revenues that may be realized from the operation of the related cellular systems.

                                                                                                    TOTAL CURRENT
                                                                                   1994 POPULATION  AND ACQUIRABLE
                                                                                     OF LICENSED      POPULATION
                           CLUSTER/MAJOR SERVICE AREA                               SERVICE AREA     EQUIVALENTS
- ---------------------------------------------------------------------------------  ---------------  --------------
MARKETS MANAGED BY THE COMPANY:
Virginia/North Carolina/South Carolina Regional Market Cluster:
  Eastern North Carolina/Virginia/South Carolina.................................       3,238,000       3,170,000
  West Virginia/Pennsylvania/Maryland............................................       1,398,000       1,398,000
  Other Markets..................................................................         502,000         376,000
                                                                                   ---------------  --------------
    Subtotal.....................................................................       5,138,000       4,944,000
                                                                                   ---------------  --------------
Midwest Regional Market Cluster:
  Iowa...........................................................................       2,706,000       2,461,000
  Wisconsin/Illinois/Minnesota...................................................       1,819,000       1,700,000
  Missouri.......................................................................         564,000         564,000
                                                                                   ---------------  --------------
    Subtotal.....................................................................       5,089,000       4,725,000
                                                                                   ---------------  --------------
Northwest Regional Market Cluster:
  Oregon/California..............................................................       1,005,000         937,000
  Washington/Oregon..............................................................         974,000         746,000
  Other Markets..................................................................         441,000         441,000
                                                                                   ---------------  --------------
    Subtotal.....................................................................       2,420,000       2,124,000
                                                                                   ---------------  --------------
Indiana/Kentucky Regional Market Cluster:
  Indiana/Kentucky...............................................................       1,552,000       1,226,000
  Other Markets..................................................................         658,000         658,000
                                                                                   ---------------  --------------
    Subtotal.....................................................................       2,210,000       1,884,000
                                                                                   ---------------  --------------
Texas/Oklahoma/Missouri/Kansas Regional Market Cluster:
  Oklahoma/Missouri/Kansas.......................................................       1,406,000         954,000
  Missouri.......................................................................         341,000         341,000
  Texas/Oklahoma.................................................................         685,000         490,000
                                                                                   ---------------  --------------
    Subtotal.....................................................................       2,432,000       1,785,000
                                                                                   ---------------  --------------
Northeast Regional Market Cluster:
  Maine/New Hampshire/Vermont....................................................       1,472,000       1,397,000
  Other Markets..................................................................         375,000         327,000
                                                                                   ---------------  --------------
    Subtotal.....................................................................       1,847,000       1,724,000
                                                                                   ---------------  --------------
Eastern Tennessee/Western North Carolina Market Cluster..........................       1,934,000       1,600,000
                                                                                   ---------------  --------------
Southeast Regional Market Cluster:
  Northern Florida/Georgia.......................................................       1,206,000       1,206,000
  Other Markets..................................................................         279,000         137,000
                                                                                   ---------------  --------------
    Subtotal.....................................................................       1,485,000       1,343,000
                                                                                   ---------------  --------------
Southwestern Texas Market Cluster................................................       1,172,000       1,160,000
                                                                                   ---------------  --------------
Other Operations.................................................................         140,000         140,000
                                                                                   ---------------  --------------
    TOTAL MANAGED MARKETS........................................................      23,867,000      21,429,000
                                                                                   ---------------  --------------
MARKETS MANAGED BY OTHERS........................................................                       3,816,000
                                                                                                    --------------
  TOTAL POPULATION EQUIVALENTS...................................................                      25,245,000
                                                                                                    --------------
                                                                                                    --------------

    SYSTEM DESIGN AND CONSTRUCTION. The Company designs and constructs its systems in a manner it believes will permit it to provide high-quality service to mobile, transportable and portable cellular telephones, generally based on market and engineering studies which relate to specific markets. Engineering studies are performed by Company personnel or independent engineering firms. The Company's switching equipment is digital, which reduces noise and crosstalk and is capable of interconnecting in a manner which reduces costs of operation. While digital microwave interconnections are typically made between the MTSO and cell sites, primarily analog radio transmission is used between cell sites and the cellular telephones themselves.

    In accordance with its strategy of building and strengthening market clusters, the Company has selected high capacity digital cellular switching systems that are capable of serving multiple markets through a single MTSO. The Company's cellular systems are designed to facilitate the installation of equipment which will permit microwave interconnection between the MTSO and each cell site. The Company has implemented such microwave interconnection in most of the cellular systems it manages. In other systems in which the Company owns or has an option to purchase a majority interest and where it is believed to be cost-efficient, such microwave technology is intended to be implemented. Otherwise, such systems will rely upon landline telecommunications connections or microwave links owned by others to link cell sites with the MTSO. Although the installation of microwave network interconnection equipment requires a greater initial capital investment, a microwave network enables a system operator to avoid the current and future charges associated with leasing communications lines from the landline telephone company or others, while generally improving system reliability. In addition, microwave facilities can be used to connect separate cellular systems to allow shared switching, which reduces the aggregate cost of the equipment necessary to operate such systems.

    The Company has continued to expand its internal network in 1994 to encompass over 100 markets in the United States. This network provides automatic call delivery for the Company's customers and handoff between adjacent markets. The network has also been extended through links with certain systems operated by several other carriers, including GTE, US West, Ameritech, BellSouth, Centennial Cellular, Southwestern Bell, McCaw Cellular Communications, Vanguard Cellular Systems and others. Additionally, the Company has implemented two Signal Transfer Points which will allow it to interconnect efficiently with network providers such as Independent Telephone Network and the North American Cellular Network.

    During 1995, the Company intends to extend the network for its customers through interconnection with one or more network providers as well as additional "point to point" connections required for hand-off. This expanded network will increase the area in which customers can automatically receive incoming calls and should also reduce the incidence of fraud due to the pre-call validation feature capability of networked systems.

    The Company believes that currently available technologies will allow sufficient capacity on the Company's networks to meet anticipated demand over the next few years.

    COSTS OF SYSTEM CONSTRUCTION AND FINANCING. Construction of cellular systems is capital-intensive, requiring substantial investment for land and improvements, buildings, towers, MTSOs, cell site equipment, microwave equipment, engineering and installation. The Company, consistent with FCC control requirements, uses primarily its own personnel to engineer and oversee construction of each cellular system where it owns or has the right to acquire a controlling interest. In so doing, the Company expects to improve the overall quality of its systems and to reduce the expense required to make them operational.

    The costs (exclusive of license costs) to construct and develop the operational systems in which the Company owns or has the right to acquire an interest are generally financed through capital contributions or intercompany loans from the Company to the partnerships or subsidiaries owning the systems, and through certain vendor financing.

MARKETING

    The Company's marketing plan is designed to continue rapid penetration of its market clusters and to increase consumer awareness of cellular service. The marketing plan stresses the quality of the Company's service offerings and incorporates rate plans which are designed to meet the needs of a variety of customer usage patterns. The Company's distribution channels include direct sales personnel and agents and the Company has recently added retail service centers in many of its markets. These Company-owned and managed locations are designed to market cellular service to the consumer segment in a retail setting which is attractive to these potential customers.

    The Company manages each of its major service areas out of one administrative office with a local staff, including marketing, customer service, engineering and in some cases installation personnel. Direct sales consultants market cellular service to potential customers throughout each major service area. Retail associates work out of the retail locations and market cellular service to the consumer segment. The Company maintains an ongoing training program to improve the effectiveness of sales consultants and retail associates by focusing their efforts on obtaining customers and maximizing the sale of high-user packages. These packages commit customers to pay for a minimum amount of usage at discounted rates per minute, even if usage falls below a defined monthly minimum amount.

    The Company also relies on agents, dealers and non-Company retailers to obtain customers. Agents and dealers are independent business people who obtain customers for the Company on a commission basis. The Company's agents are generally in the business of selling cellular telephones, cellular service packages and other related products. The Company's dealers include car stereo companies and other companies whose customers are also potential cellular customers. The non-Company retailers include car dealers, major appliance dealers, office supply dealers and mass merchants.

    The Company opened its own retail locations in late 1993, expanding to over 140 locations by the end of 1994. These Company-owned and operated businesses utilize rental facilities located in high-traffic areas. The Company is working toward a uniform appearance in these stores, with all having similar displays and layouts. The retail centers' hours of business match those of the retail trade in the local marketplace, often staying open on weekends and later in the evening than a typical business supplier. Additionally, to fully serve customer needs, these stores sell accessories to complement the phones and services the Company has traditionally provided.

    In addition to its own retail centers, the Company actively pursues national retail accounts, as agents of the Company, which may potentially yield new customer additions in multiple markets. Agreements have been entered into with such national distributors as Chrysler Corporation, Ford Motor Company, General Motors, AT&T, Radio Shack, Best Buy and Sears, Roebuck & Co. in certain of the Company's markets. Upon the sale of a cellular telephone by one of these national distributors, the Company receives, often exclusively within the territories served, the resulting cellular customer.

    The Company uses a variety of direct mail, billboard, radio, television and newspaper advertising to stimulate interest by prospective customers in cellular service and to establish familiarity with the Company's name. Advertising is directed at gaining customers, increasing usage by existing customers and increasing the public awareness and understanding of the cellular services offered by the Company. The Company attempts to select the advertising and promotion media that are most appealing to the targeted groups of potential customers in each local market. The Company utilizes local advertising media and public relations activities and establishes programs to enhance public awareness of the Company, such as providing telephones and service for public events and emergency uses.

    The following table summarizes, by major service area, the total population, the Company's customers and penetration for the Company's majority-owned and managed markets that were operational as of March 31, 1995.


                           MAJOR SERVICE AREAS                               POPULATION    CUSTOMERS    PENETRATION
- --------------------------------------------------------------------------  ------------  -----------  -------------
Eastern North Carolina/Virginia/South Carolina............................     2,454,000      42,000         1.71%
West Virginia/Pennsylvania/Maryland.......................................     1,143,000      18,700         1.64%
Iowa......................................................................     1,710,000      45,700         2.67%
Wisconsin/Illinois/Minnesota..............................................     1,819,000      32,400         1.78%
Missouri..................................................................       976,000      14,500         1.49%
Oregon/California.........................................................     1,005,000      18,000         1.79%
Washington/Oregon.........................................................       701,000      14,600         2.08%
Indiana/Kentucky..........................................................     1,248,000      31,400         2.52%
Oklahoma/Missouri/Kansas..................................................     1,146,000      55,300         4.83%
Texas/Oklahoma............................................................     1,126,000      27,100         2.41%
Maine/New Hampshire/Vermont...............................................     1,472,000      32,200         2.19%
Eastern Tennessee/Western North Carolina..................................     1,693,000      45,100         2.66%
Northern Florida/Georgia..................................................     1,117,000      25,000         2.24%
Southwestern Texas........................................................       798,000      12,800         1.60%
Other Operations..........................................................     3,653,000      63,200         1.73%
                                                                            ------------  -----------       ------
                                                                              22,061,000     478,000         2.17%
                                                                            ------------  -----------       ------
                                                                            ------------  -----------       ------

CUSTOMERS AND SYSTEM USAGE

    Cellular customers come from a wide range of occupations. They typically include a large proportion of individuals who work outside of their offices such as people in the construction, real estate, wholesale and retail distribution businesses and professionals. Most of the Company's customers use in-vehicle cellular telephones. However, more customers are selecting portable cellular telephones as these units become more compact and fully featured as well as more attractively priced.

    In addition to revenue from local retail customers, the Company generates revenue from roaming customers and other services. The Company's roaming service allows a customer to place or receive a call in a cellular service area away from the customer's home service area. The Company has entered into "roaming agreements" with operators of other cellular systems covering virtually all systems in the United States and Canada. These agreements offer customers the opportunity to roam in these systems. These reciprocal agreements automatically pre-register the customers of the Company's systems in the other carriers' systems. Also, a customer of a participating system roaming (i.e. travelling) in a Company market where this arrangement is in effect is able to make and receive calls on the Company's system. The charge for this service is typically at premium rates and is billed by the Company to the customer's home system, which then bills the customer. The Company has entered into agreements with other cellular carriers to transfer roaming usage at agreed-upon rates. In some instances, based on competitive factors, the Company may charge a lower amount to its customers than the amount actually charged to the Company by another cellular carrier for roaming.


    The Company's cellular systems are used most extensively during normal business hours between 7:00 am and 6:00 pm. On average, the local retail customers in the Company's majority-owned and managed systems used their cellular systems approximately 95 minutes per unit each month and generated retail revenue of approximately $47 per month during 1994, compared to 103 minutes and $49 per month in 1993. Average local minutes of use and average monthly retail revenue per retail customer were 86 and $43, respectively, during the first quarter of 1995, and 89 and $46, respectively, during the first quarter of 1994. Revenue generated by roamers, together with local, toll and other revenues, brought the Company's average monthly service revenue per customer in majority-owned and managed markets to $80 during 1994 compared to $85 in 1993. This decrease of approximately 6% reflects both the decline in average local minutes per customer and slower growth in roaming revenues. The Company anticipates that average monthly service revenue per customer will continue to decline as its distribution channels provide additional customers who generate fewer local minutes of use and as roaming revenues grow more slowly.

PRODUCTS AND SERVICES

    CELLULAR TELEPHONES AND INSTALLATION. There are a number of different types of cellular telephones, all of which are currently compatible with cellular systems nationwide. The Company offers a full range of vehicle-mounted, transportable and hand-held portable cellular telephones. Features offered in some of the cellular telephones include hands-free calling, repeat dialing, horn alert and others.

    The Company negotiates volume discounts from its cellular telephone suppliers. The Company discounts cellular telephones in most markets to meet competition or to stimulate sales by reducing the cost of becoming a cellular customer. In these instances, where permitted by law, customers are generally required to sign an extended service contract with the Company. The Company also cooperates with cellular equipment manufacturers in local advertising and promotion of cellular equipment.

    The Company has established service and/or installation facilities in many of its local markets to ensure quality installation and service of the cellular telephones it sells. These facilities allow the Company to improve its service by promptly assisting customers who experience equipment problems.

    CELLULAR SERVICES. The Company's customers are able to choose from a variety of packaged pricing plans which are designed to fit different calling patterns. The Company's customer bills typically show separate charges for custom-calling features, airtime in excess of the packaged amount, and toll calls. Custom-calling features provided by the Company include wide-area call delivery, call forwarding, call waiting, three-way calling and no-answer transfer. The Company also offers a voice message service in many of its markets. This service, which functions like a sophisticated answering machine, allows customers to receive messages from callers when they are not available to take calls.

REGULATION

    The operations of the Company are subject to FCC and state regulation. The licenses held by the Company are granted by the FCC for the use of radio frequencies and are an important component of the overall value of the assets of the Company. The construction, operation and transfer of cellular systems in the United States are regulated to varying degrees by the FCC pursuant to the Communications Act of 1934 (the "Communications Act"). The FCC has promulgated regulations governing construction and operation of cellular systems, and licensing (including renewal of licenses) and technical standards for the provision of cellular telephone service.

    For licensing purposes, the FCC divided the United States into separate geographic markets (MSAs and RSAs). In each market, the allocated cellular frequencies are divided into two equal 25 MHz blocks. During the application process, the FCC reserved one block of frequencies for nonwireline applicants and another block for wireline applicants. Subject to FCC approval, a cellular system may be sold to either a wireline or nonwireline entity, but no entity which controls a cellular system may own an interest in another cellular system in the same MSA or RSA.

    The completion of acquisitions involving the transfer of control of a cellular system requires prior FCC approval. Acquisitions of minority interests generally do not require FCC approval. Whenever FCC approval is required, any interested party may file a petition to dismiss or deny the Company's application for approval of the proposed transfer.

    When the first cell of a cellular system has been constructed, the licensee is required to notify the FCC that construction has been completed. The licensee is then said to have "operating authority." Initial operating licenses are granted for ten-year periods. The FCC must be notified each time an additional cell is constructed which enlarges the service area of a given market.

    The FCC's rules also generally require persons or entities holding cellular construction permits or licenses to coordinate their proposed frequency usage with other cellular users and licensees in order to avoid electrical interference between adjacent systems. The height and power of base stations in the cellular system are regulated by FCC rules, as are the types of signals emitted by these stations. In addition to regulation by the FCC, cellular systems are subject to certain Federal Aviation Administration regulations with respect to the siting and construction of cellular transmitter towers and antennas.

    In a series of actions, most recently on July 7, 1994, the FCC has established standards for conducting comparative renewal proceedings between a cellular licensee seeking renewal of its license and challengers filing competing applications. The FCC: (i) established criteria for comparing the renewal applicant to challengers, including the standards under which a "renewal expectancy" will be granted to the applicant seeking license renewal; (ii) established basic qualifications standards for challengers; and (iii) provided procedures for preventing possible abuses in the comparative renewal process. The FCC has concluded that it will award a renewal expectancy if the licensee has (i) provided "substantial" performance, which is defined as "sound, favorable and substantially above a level of mediocre service just minimally justifying renewal," and (ii) complied with FCC rules, policies and the Communications Act. If a renewal expectancy is awarded to an existing licensee, its license is renewed and competing applications are not considered. The Company's Tulsa and Knoxville renewal applications filed in 1994 were unopposed and the Company expects its licenses in these markets to be renewed. The Company's next renewal applications are due to be filed in 1996. See "Regulatory Proceedings" below.

    The Company conducts and plans to conduct its operations in accordance with all relevant FCC rules and regulations and anticipates being able to qualify for a renewal expectancy, if applicable. Accordingly, the Company believes that current regulations will have no significant effect on its operations and financial condition. However, changes in the regulation of cellular operators or their activities and of other mobile service providers could have a material adverse effect on the Company's operations.

    The FCC has also provided that five years after the initial licenses are granted, unserved areas within markets previously granted to licensees may be applied for by both wireline and nonwireline entities and by third parties. Accordingly, many unserved area applications have been filed by the Company and others. The Company's strategy with respect to system construction in its markets has been and will be to build cells covering areas within such markets that the Company considers economically feasible to serve or might conceivably wish to serve and to do so within the five-year period following issuance of the license.


    The Company is also subject to state and local regulation in some instances. In 1981, the FCC pre-empted the states from exercising jurisdiction in the areas of licensing, technical standards and market structure. In addition, Congress and the FCC have taken action which restricts the ability of states to regulate intrastate cellular rates. However, certain states require cellular system operators to go through a state certification process to serve communities within their borders. All such certificates can be revoked for cause. In addition, certain state authorities regulate several aspects of a cellular operator's business, including the resale of intra-state long-distance service to its customers, the technical arrangements and charges for interconnection with the landline network and the transfer of interests in cellular systems. The siting and construction of the cellular facilities, including transmitter towers, antennas and equipment shelters may also be subject to state or local zoning, land use and other local regulations. Public utility or public service commissions (or certain of the commissioners) in several states have expressed an interest in examining whether the cellular industry should be more closely regulated by such states.


    Recent Congressional legislation, legislative proposals under consideration and FCC regulatory proceedings may have significant impact on some or all of the Company's operations by altering FCC and state regulatory responsibilities for mobile service, the procedures for the award by the FCC of licenses to conduct existing and new mobile services, the terms and conditions of business relationships between mobile service providers and Local Exchange Carriers ("LECs") and the scope of the competitive opportunities available to mobile service providers. In general, the trend of these developments is toward an increase in the number of competitors and of competitive services. For the most part, FCC regulations which implement changes in the law have not yet been adopted, or are subject to requests for reconsideration, and the Company is therefore not able to predict the extent of such impact.

    The Omnibus Reconciliation Act of 1993 (the "Budget Act") amended the Communications Act by eliminating legislatively enacted distinctions affecting FCC and state regulation of common carrier and private carrier mobile operations and directed the FCC to classify all mobile services, including cellular, paging, SMR and other services under two categories: Commercial Mobile Radio Services ("CMRS"), subject to common carrier regulation; or Private Mobile Radio Services ("PMRS"), not subject to common carrier regulation. In 1994 the FCC released a decision classifying mobile service offerings as CMRS operations if they include a service offering to the public, for a fee, which is interconnected to the public switched network. Cellular, SMR and paging, among other services, will be classified as CMRS if they fit this definition. The Company anticipates that most of its service offerings will be classified as CMRS. The FCC decision also states that it would forebear from requiring that CMRS providers comply with a number of statutory provisions, otherwise applicable to common carriers, such as the filing of tariffs. It requires LECs to provide reasonable and fair interconnection to all CMRS providers, subject to mutual compensation, reasonable charges for interstate interconnection and reasonable forms of interconnection. Numerous petitions for reconsideration of this decision were filed and remain pending.

    The Budget Act also amended the Communications Act to authorize the FCC to use a system of competitive bidding to issue initial licenses for the use of radio frequencies for which there are mutually exclusive applications and where the principal use of the license will be to offer service in return for compensation from customers. In response, the FCC adopted generic rules for competitive bidding, defined eligibility criteria for small businesses, minority- and female-owned businesses and rural telephone companies which qualify for preferential bidding treatment, as required under the Budget Act, and described the bidding mechanisms to be used by businesses qualifying for preferential treatment in future spectrum auctions.

    Under other amendments to the Communications Act included in the Budget Act, states will generally be prohibited from regulating the entry of, or the rates charged by, any CMRS provider. The new law does not, however, prohibit a state from regulating other terms and conditions of CMRS offerings and permits states to petition the FCC for authority to continue rate regulation. These new statutory provisions took effect in August 1994, and eight states filed petitions.

    The FCC  has allocated  a total  of  140 MHz  to broadband  PCS, 20  MHz  to unlicensed operations and 120 MHz to licensed operations. The 120 MHz for licensed operations consists of two 30 MHz frequency blocks in each of the 51 Rand McNally Major Trading Areas, and one 30 MHz frequency block and three 10 MHz frequency blocks in each of 493 Rand McNally Basic Trading Areas. Cellular operators are permitted to participate in the award of these new PCS licenses, except for licenses reserved for rural, small, minority- and female-owned businesses and licenses for markets in which such cellular operator owns a 20% or greater interest in a cellular licensee which holds a license covering 10% or more of the population of the respective PCS licensed area. In the latter case, the cellular licensee is limited to one 10 MHz PCS frequency block. Numerous requests for reconsideration of the FCC's decision have been filed and remain pending before the FCC and at least one appeal was filed. On March 15, 1995, the U.S. Court of Appeals for the District of Columbia issued an order delaying the commencement of the auction of the 30 MHz frequency block for Basic Trading Areas pending a resolution of a challenge to the FCC's rules giving bidding preferences to certain participants. A September 1995 hearing is presently scheduled but settlement negotiations are underway and it is possible that such auction may take place in the near future. The FCC has classified PCS as CMRS.

    PCS technology is currently under development and is expected to be similar in some respects to cellular technology. When it becomes commercially available, this technology is expected to offer increased capacity for wireless two-way and one-way voice, data and multimedia communications services and is expected to result in increased competition in the Company's operations. The ability of these future PCS licensees to complement or compete with existing cellular licensees will be affected by future FCC rule-making. These and other future technological developments in the wireless telecommunications industry and the enhancement of current technologies will likely create new products and services that are competitive with the services currently offered by the Company. There can be no assurance that the Company will not be adversely affected by such technological developments.

    Media reports have suggested that certain RF emissions from portable cellular telephones might be linked to cancer. The Company is not aware of any authoritative evidence linking the usage of portable cellular telephones with cancer. The FCC currently has a rulemaking proceeding pending to update the guidelines and methods it uses for evaluating RF emissions in radio equipment, including cellular telephones. While the proposal would impose more restrictive standards on RF emissions from low-power devices such as portable cellular telephones, it is anticipated that all cellular telephones currently marketed and in use will comply with those standards.

REGULATORY PROCEEDINGS

    LA STAR AND WISCONSIN RSA 8 APPLICATIONS. The Company indirectly owns 49% of La Star Cellular Telephone Company ("La Star"), which was an applicant for a construction permit for a cellular system in the New Orleans MSA. In June 1992, the FCC affirmed an Administrative Law Judge's order which had granted the application of another applicant and dismissed La Star's application. The basis for the FCC's action was its finding that the Company improperly controlled La Star. In a footnote to its decision, the FCC stated that questions regarding the conduct of the Company in that proceeding may be revisited in future proceedings. As a result of that footnote, FCC authorizations in uncontested FCC proceedings have been granted to TDS and its subsidiaries subject to any subsequent action the FCC might take concerning its findings and conclusions in the La Star decision.

    La Star, TDS and the Company appealed the FCC's decision in the La Star proceeding. On March 29, 1994, the United States Court of Appeals for the District of Columbia Circuit vacated the FCC's decision in the La Star proceeding and remanded the matter to the FCC for further proceedings. On remand, the FCC affirmed the dismissal of the La Star application but did not address the subject matter of its footnote in the original La Star decision. As a result, the Wisconsin RSA 8 case, discussed below, now constitutes the only FCC expression calling for conditions on authorizations to TDS and its subsidiaries.

    On February 1, 1994, in a proceeding involving a license originally issued to TDS for Wisconsin RSA 8, the FCC instituted a hearing to determine whether in the La Star case the Company had misrepresented facts to, lacked candor in its dealings with or attempted to mislead the FCC, and, if so, whether TDS possesses the requisite character qualifications to hold that Wisconsin license. The FCC stated in its decision that, pending resolution of the issues in the Wisconsin proceeding, subsequent authorizations to TDS and its subsidiaries would be conditioned on the outcome of that proceeding. TDS was granted interim authority to continue to operate that Wisconsin system pending completion of the hearing.

    Following extensive discovery by the FCC and other parties, TDS and the Company have reached preliminary and definitive settlement agreements with parties to the proceeding contemplating a summary decision finding TDS and its affiliates fully qualified to be FCC licensees. Pending the negotiation of a definitive settlement agreement with a group of Wisconsin telephone companies who are parties to the proceeding, the hearing has been postponed. Final settlement will also be subject to the action of the judge presiding in the proceeding.

COMPETITION

    Currently, the Company's only competitor for cellular telephone service in each market is the licensee of the second cellular system in that market. Since each competitor operates its cellular system on a 25 MHz frequency block licensed by the FCC using comparable technology and facilities, competition for customers between the two systems in each market is principally on the basis of quality of service, price, size of area covered, services offered and responsiveness of customer service. The competing entities in many of the markets in which the Company has an interest have financial resources which are substantially greater than those of the Company and its partners in such markets.

    The FCC's rules require all operational cellular systems to provide, on a nondiscriminatory basis, cellular service to resellers which purchase blocks of mobile telephone numbers from an operational system and then resell them to the public.

    In addition to competition from the other cellular licensee in each market, there is also competition from, among other technologies, SMR systems which are able to connect with the landline telephone network. The Company believes that conventional mobile telephone systems and conventional SMR systems are competitively disadvantaged because of technological limitations on the capacity of such systems. The FCC has recently given approval, through waivers of its rules, to ESMR, an enhanced SMR system. ESMR systems may have cells and frequency reuse like cellular, thereby potentially eliminating any current technological limitation. The first ESMR systems were implemented in 1993 in Los Angeles and are beginning to be constructed in several other cities across the United States. Although less directly a substitute for cellular service, wireless data services and one-way paging service (and, in the future, two-way paging services) may be adequate for those who do not need full two-way voice service.

    The FCC has completed the auction of two of the three 30 MHz frequency blocks allocated to broadband PCS. The Company anticipates that the FCC may begin issuing PCS licenses during the second quarter of 1995. PCS trials are in process throughout the United States. PCS may become a significant source of competition in the Company's markets once PCS systems have been built and developed. One or more PCS providers are expected to begin offering digital, wireless communications services in markets served by the Company beginning as early as 1996. Similar technological advances or regulatory changes in the future may make available other alternatives to cellular service, thereby creating additional sources of competition.

    Continuing technological advances in the communications field make it difficult to predict the extent of additional future competition for cellular systems. For example, the FCC has allocated radio channels to a mobile satellite system in which transmissions from mobile units to satellites would augment or replace transmissions to cell sites, and several consortia have been formed to provide such service. Such a system is designed primarily to serve the communications needs of remote locations and a mobile satellite system could provide viable competition for land-based cellular systems in such areas. It is also possible that the FCC may in the future assign additional frequencies to cellular telephone service to provide for more than two cellular telephone systems per market.

    See "Description of Capital Stock--Corporate Opportunity Arrangements" for a discussion of certain limitations on the Company's ability to enter into non-cellular activities.

                              DESCRIPTION OF LYONS

    The LYONs are to be issued under an indenture to be dated as of            ,
1995 (the "Indenture"), between the Company and Harris Trust and Savings Bank, as trustee (the "Trustee"). A copy of the form of Indenture is filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summaries of certain provisions of the LYONs and the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the LYONs and the Indenture, including the definitions therein of certain terms which are not otherwise defined in this Prospectus. Wherever particular provisions or defined terms of the Indenture (or of the Form of LYON which is a part thereof) are referred to, such provisions or defined terms are incorporated herein by reference. References herein are to sections in the Indenture and paragraphs in the Form of LYON. As used in this "Description of LYONs," the "Company" refers to United States Cellular Corporation and does not include its subsidiaries, other affiliates, partners or entities in which it holds an investment.

GENERAL


    The LYONs will be unsecured obligations of the Company limited to $650,000,000 aggregate principal amount at maturity ($745,000,000 aggregate principal amount at maturity if the Underwriter's over-allotment option is
exercised in full) and will mature on            , 2015. The principal amount at
maturity of each LYON is $1,000 and will be payable at the office of the Paying Agent, initially the Trustee. (Section 2.03 and Form of LYON, paragraph 3.)


    The LYONs are being offered at a substantial discount from their principal amount at maturity. See "Certain Tax Aspects--Original Issue Discount." There will be no periodic payments of interest. The calculation of the accrual of Original Issue Discount (the difference between the Issue Price and the principal amount at maturity of a LYON) in the period during which a LYON remains outstanding will be on a semi-annual bond equivalent basis using a 360-day year composed of twelve 30-day months; such accrual will commence from the Issue Date of the LYONs. (Form of LYON, paragraph 1.) Maturity, conversion (other than pursuant to a Common Share Delivery Arrangement (as defined below), purchase by the Company at the option of a Holder, or redemption of a LYON will cause Original Issue Discount and interest, if any, to cease to accrue on such LYON, under the terms and subject to the conditions of the Indenture. (Section 2.08.) The Company may not reissue a LYON that has matured or been converted, purchased by the Company at the option of a Holder, redeemed or otherwise cancelled (except for registration of transfer, exchange or replacement thereof), provided that a LYON converted pursuant to a Common Share Delivery Arrangement shall remain outstanding as described in "Conversion Rights" below. (Section 2.10.)

    The LYONs will be issued only in fully registered form, without coupons, in denominations of $1,000 of principal amount at maturity or an integral multiple thereof. (Form of LYON, paragraph 11.) LYONs may be presented for conversion at the office of the Conversion Agent and for exchange or registration of transfer at the office of the Registrar, each such agent initially being the Trustee. (Section 2.03.) The Company will not charge a service charge for any registration of transfer or exchange of LYONs; however, the Company may require payment by a Holder of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection therewith. (Section 2.06.)

    The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent where LYONs may be presented or surrendered for payment, where LYONs may be surrendered for registration of transfer, exchange, purchase, redemption or conversion and where notices and demands to or upon the Company in respect of the LYONs and the Indenture may be served, which shall initially be the corporate trust office of the Trustee in such Borough. (Section 4.05.)

SUBORDINATION OF LYONS; EFFECT OF CORPORATE STRUCTURE

    Indebtedness evidenced by the LYONs will be subordinated in the right of payment, as set forth in the Indenture, to the prior payment in full of all existing and future Senior Indebtedness of the Company. (Section 10.01 and Form of LYON, paragraph 8.) Senior Indebtedness is defined in the Indenture as the principal of (and premium, if any) and interest on (including interest accruing after the filing of a petition initiating any proceeding pursuant to any Bankruptcy Law (including, with respect to the Vendor Financing Agreement (and any other Debt if the instrument creating or evidencing the same expressly provides therefor), such interest whether or not allowed as a claim in such proceeding, but, with respect to all other Debt, only to the extent allowed or permitted to the holder of such Debt against the bankruptcy or any other insolvency estate of the Company in such proceeding)) and other amounts due on or in connection with any Debt incurred, assumed or guaranteed by the Company, whether outstanding on the date of the Indenture or thereafter incurred, assumed or guaranteed, and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any such Debt. Excluded from the definition of Senior Indebtedness are the following: (a) any Debt which expressly provides (i) that such Debt shall not be senior in right of payment to the LYONs, or (ii) that such Debt shall be subordinated to any other Debt of the Company, unless such Debt expressly provides that such Debt shall be senior in right of payment to the LYONs; and (b) any Debt of the Company in respect of the LYONs. (Section 10.01.)

    By reason of such subordination, in the event of dissolution, insolvency, bankruptcy or other similar proceedings, upon any distribution of assets, (i) the Holders of LYONs will be required to pay over their share of such distribution to the trustee in bankruptcy, receiver or other person distributing the assets of the Company for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all holders of Senior Indebtedness in full (Section 10.02.); and (ii) unsecured creditors of the Company who are not Holders of LYONs or holders of Senior Indebtedness may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than the Holders of LYONs.

    In the event that the LYONs are declared due and payable prior to their Stated Maturity by reason of the occurrence of an Event of Default, then the Company is obligated to notify promptly holders of Senior Indebtedness of such acceleration. The Company may not pay the LYONs until 120 days have passed after such notice is given and may thereafter pay the LYONs if the terms of the Indenture otherwise permit payment at that time. (Section 10.03.)

    No payment of the principal amount at maturity, Issue Price plus accrued Original Issue Discount, Redemption Price, Change in Control Purchase Price or interest, if any, with respect to any LYONs may be made, nor may the Company pay cash in respect of the Purchase Price (or any portion thereof) or upon conversion of any LYON (other than for fractional interests in Common Shares) or otherwise acquire any LYONs except as set forth in the Indenture, if any default with respect to Senior Indebtedness occurs and is continuing that permits the acceleration of the maturity thereof and either such default is the subject of judicial proceedings or the Company receives notice of the default, unless (a) in the case of defaults on Senior Indebtedness other than payment defaults, 120 days pass after notice of the default is given and such default is not then the subject of judicial proceedings or (b) the default with respect to the Senior Indebtedness is cured or waived and, in each case, the terms of the Indenture otherwise permit the payment or acquisition of the LYONs at that time. (Section 10.04.)

    The LYONs are obligations exclusively of the Company. Since the current operations of the Company are primarily conducted through subsidiaries, the cash flow and the consequent ability to service debt, including the LYONs, of the Company are primarily dependent upon the earnings of its subsidiaries and the distribution of those earnings to, or upon loans or other payments of funds by those subsidiaries to, the Company. The subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the LYONs or to make any funds available therefor, whether by dividends, loans or other payments. In addition, the payment of dividends and the making of loans and advances to the Company by its subsidiaries may be subject to statutory or contractual restrictions, are contingent upon the earnings of those subsidiaries and are subject to various business considerations.

    Any right of the Company to receive assets of any of its subsidiaries upon their liquidation or reorganization (and the consequent right of the Holders of the LYONs to participate in those assets) will be effectively subordinated to the claims of that subsidiary's creditors (including trade creditors), except to the extent that the Company is itself recognized as a creditor of such subsidiary, in which case the claims of the Company would still be subordinate to any security interest in the assets of such subsidiary and any indebtedness of such subsidiary senior to that held by the Company.

    As of March 31, 1995, the Company and its subsidiaries had outstanding approximately $389.6 million of Debt or other liabilities ($ million after application of the estimated net proceeds of this offering) which would have constituted either Senior Indebtedness or liabilities of the subsidiaries of the Company which would not have constituted Senior Indebtedness but to which the LYONs would have been effectively subordinated. See "Use of Proceeds" and "Capitalization." There are no restrictions in the Indenture on the creation of additional Senior Indebtedness (or any other indebtedness).

    Under the Vendor Financing Agreement, which constitutes Senior Indebtedness of the Company, the Company has agreed not to create, incur, assume or suffer to exist any indebtedness (including capital lease obligations) that would cause the sum of such indebtedness plus certain operating lease obligations to exceed an amount equal to $40 per population equivalent for all of the then existing cellular markets owned by the Company, excluding indebtedness under the Vendor Financing Agreement and subordinated indebtedness (as defined in such agreement). The Vendor Financing Agreement provides that indebtedness evidenced by a LYON will be treated as subordinated indebtedness for purposes of such agreement only to the extent such LYON has not been accelerated, and that no cash payment is made, or required to be made, by the Company thereunder (whether at maturity, upon a change in control, upon early redemption or otherwise).

CONVERSION RIGHTS

    A Holder of a LYON may convert it  at any time before the close of  business
on                  ,  2015; provided,  however, that  if a  LYON is  called for redemption, the Holder may convert it only until the close of business on the Redemption Date. On conversion of a LYON, the Company may elect to deliver (or, with respect to Common Shares, arrange for a Standby Share Deliverer (as defined below) to deliver) Common Shares or an amount of cash determined as described below. A LYON in respect of which a Holder has delivered a Purchase Notice or a Change in Control Purchase Notice exercising the option of such Holder to require the Company to purchase such LYON may be converted only if such notice is withdrawn in accordance with the terms of the Indenture. (Form of LYON, paragraph 9.) A Holder may convert a portion of such Holder's LYONs so long as such portion is $1,000 principal amount at maturity or an integral multiple thereof. (Section 11.01.)

    The  initial Conversion  Rate is        Common Shares  per LYON,  subject to
adjustment upon the occurrence of certain events described below. (Form of LYON, paragraph 9.) See "Price Range of Common Shares." A Holder otherwise entitled to a fractional Common Share shall receive cash equal to the then current market value of such fractional share. (Section 11.03.)


    On conversion of a LYON, a Holder must (i) complete and manually sign the conversion notice on the back of the LYON (or complete and manually sign a facsimile thereof) and deliver such notice to the Conversion Agent, (ii) surrender the LYON to the Conversion Agent, (iii) if required, furnish appropriate endorsements and transfer documents, and (iv) if required, pay all transfer or similar taxes. Pursuant to the Indenture, the date on which all of the foregoing requirements have been satisfied is the Conversion Date. (Sections
11.02 and 11.04 and Form of LYON, paragraph 9.)

    On conversion of a LYON, a Holder will not receive any cash payment representing accrued Original Issue Discount. The Company's delivery, in connection with conversions not involving a Common Share Delivery Arrangement (as defined below), to the Holder of the fixed number of Common Shares (or cash in the applicable amount as provided below) into which the LYON is convertible (together with the cash payment, if any, in lieu of a fractional Common Share) will be deemed to satisfy the Company's obligation to pay the principal amount of such LYON including the accrued Original Issue Discount attributable to the period from the Issue Date through the Conversion Date. Thus, the accrued Original Issue Discount of such LYON is deemed to be paid in full rather than cancelled, extinguished or forfeited. The Conversion Rate will not be adjusted at any time during the term of the LYONs for such accrued Original Issue Discount.


    In lieu of the delivery of Common Shares upon notice of conversion of any LYON, the Company may elect to pay the Holder surrendering a LYON an amount in cash equal to the Sale Price of a Common Share on the Trading Day immediately prior to the Conversion Date multiplied by the Conversion Rate in effect on such Trading Day, as adjusted for certain events described below; provided, that if such payment of cash is not permitted pursuant to the provisions of the Indenture or otherwise, the Company will deliver (or, pursuant to a Common Share Delivery Arrangement, arrange for the delivery of) Common Shares (and cash in lieu of fractional Common Shares) as set forth below. Upon conversion of any LYON, the Company shall inform the Holder through the Conversion Agent, no later than two business days following the Conversion Date, (i) of its election of the delivery of Common Shares or to pay cash in lieu of delivery of such shares and
(ii) whether or not any such delivery of Common Shares may be a taxable event to such Holder as a result of such delivery being made by means of a Common Share Delivery Arrangement. If the Company elects the delivery of Common Shares, such shares will be delivered through the Conversion Agent (and cash in lieu of fractional Common Shares will be paid by the Company) as soon as practicable following the Conversion Date. If the Company elects to pay cash, such cash payment will be made to the Holder surrendering such LYON no later than the fifth business day following such Conversion Date. (Sections 11.01 and 11.02.) For a discussion of the tax treatment of a Holder receiving cash or Common Shares, see "Certain Tax Aspects-- Dispositions."


    The Company may not pay cash upon conversion of any LYON (other than cash in lieu of fractional Common Shares) (i) if there has occurred and is continuing an Event of Default described under "Events of Default; Notice and Waiver" below (other than a default in such payment on such LYON) and (ii) unless the Common Shares are listed or admitted to trading on a United States national or regional securities exchange or reported on The Nasdaq Stock Market ("NASDAQ"). (Section 11.1.)

    The "Sale Price" on any Trading Day means the closing sale price per share for the Common Shares (or, if no closing price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date as reported in the composite transactions for the principal United States securities exchange on which the Common Shares are traded or, if the Common Shares are not listed on a United States national or regional securities exchange, as reported by NASDAQ. A "Trading Day" means each day on which the securities exchange or quotation system which is used to determine the Sale Price is open for trading or quotation.

    In connection with the conversion of any LYON, the Company may enter into an arrangement (a "Common Share Delivery Arrangement") with a third party (the "Standby Share Deliverer"), initially Merrill Lynch, whereby, upon the agreement of the Standby Share Deliverer to so act in connection with such conversion, it will deliver the Common Shares (and any cash payment in lieu of a fractional Common Share) deliverable to the Holder upon such conversion, through the Conversion Agent, in the same amounts and within the same time periods set forth above for conversions in respect of which the Company were to deliver the Common Shares. As a result of such a Common Share Delivery Arrangement, the converted LYON will not be retired or cancelled, but shall remain outstanding with the Standby Share Deliverer becoming the Holder thereof. It is anticipated that the Standby Share Deliverer will resell LYONs it obtains pursuant to a Common Share Delivery Arrangement, although there can be no assurance in this regard, and that this Prospectus will be available to be used by the Standby Share Deliverer to meet any prospectus delivery requirements it then has under the Securities Act in connection with (i) the delivery of Common Shares to the converting Holder pursuant to any Common Share Delivery Arrangement and (ii) any such resales of LYONs. The Standby Share Deliverer may (with the agreement of TDS), but is not obligated to, obtain Common Shares to be so delivered by it in connection with such a Common Share Delivery Arrangement from TDS pursuant to the Securities Loan Agreement described in "Underwriting." For a discussion of the tax treatment of a Holder receiving Common Shares from the Standby Share Deliverer, rather than the Company, upon conversion, see "Certain Tax Aspects--Dispositions."

    The Conversion Rate will be adjusted for dividends or distributions on Common Shares payable in Common Shares or other Capital Stock; subdivisions, combinations or certain reclassifications of Common Shares; distributions to all Holders of Common Shares; distributions to all Holders of Common Shares of certain rights to purchase Common Shares for a period expiring within 60 days at less than the Quoted Price at the time; and distributions to such holders of assets or debt securities of the Company or certain rights to purchase securities of the Company (excluding cash dividends or other cash distributions from current or retained earnings other than any Extraordinary Cash Dividend). However, no adjustment need be made (i) if Holders may participate in the transaction, (ii) for rights to purchase Common Shares pursuant to a Company dividend or interest reinvestment plan, (iii) for changes in the par value of the Common Shares or (iv) unless such adjustment, together with any other adjustments similarly deferred, equals at least 1% of the then current Conversion Rate. In cases where the fair market value (per Common Share) of the assets, debt securities or certain rights, warrants or options to purchase securities of the Company distributed to stockholders equals or exceeds the Average Quoted Price of the Common Shares, or such Average Quoted Price exceeds the fair market value (per Common Share) of such assets, debt securities or rights, warrants or options so distributed by less than $1.00, rather than being entitled to an adjustment in the Conversion Rate, the Holder of a LYON upon conversion thereof will be entitled to receive, in addition to the Common Shares (or cash in lieu thereof, as set forth above) into which such LYON is convertible, the kind and amount of assets, debt securities or rights, warrants or options comprising the distribution that such Holder would have received if such Holder had converted such LYON immediately prior to the record date for determining the stockholders entitled to receive the distribution. The Indenture permits the Company to increase the Conversion Rate from time to time at its discretion. (Sections 11.06, 11.07, 11.08, 11.10, 11.12, 11.14 and 11.17 and
Form of LYON, paragraph 9.)

    If the Company is party to a consolidation, merger or binding share exchange or a transfer of all or substantially all of its assets, the right to convert a LYON into Common Shares may be changed into a right to convert it into the kind and amount of securities, cash or other assets of the Company or another person which the Holder would have received if the Holder had converted such Holder's LYONs immediately prior to the transaction. (Section 11.14.)

    In the event of a taxable distribution to holders of Common Shares that results in an adjustment of the Conversion Rate or in the event the Conversion Rate is increased at the discretion of the Company, the Holders of the LYONs may, in certain circumstances, be deemed to have received a distribution subject to Federal income tax as a dividend. See "Certain Tax Aspects--Constructive Dividend."

REDEMPTION OF LYONS AT THE OPTION OF THE COMPANY

    No sinking fund is provided for the LYONs. Prior to             , 2000,  the
LYONs  will  not  be redeemable  at  the  option of  the  Company.  Beginning on
           , 2000, the Company may redeem the

LYONs for cash at any time as a  whole, or from time to time in part.  (Sections
3.01 and 3.03 and Form of LYON, paragraph 5.) Not less than 30 days' nor more than 60 days' notice of redemption shall be given by mail to Holders of LYONs. (Section 3.03 and Form of LYON, paragraph 7.)

    The  table below shows Redemption Prices of a LYON on             , 2000, at
each              thereafter prior to maturity and at maturity on              ,
2015, which prices reflect the accrued Original Issue Discount calculated through each such date. The Redemption Price of a LYON redeemed between such dates would include an additional amount reflecting the additional Original Issue Discount accrued from the next preceding date in the table through the actual Redemption Date. (Form of LYON, paragraph 5.)

                                                                                            (2)
                                                                                          ACCRUED
                                                                                          ORIGINAL        (3)
                                                                              (1)          ISSUE       REDEMPTION
                                                                           LYON ISSUE   DISCOUNT AT      PRICE
                                                                             PRICE            %        (1) + (2)
                                                                          ------------  ------------  ------------
Redemption Date
             , 2000.....................................................  $             $             $
             , 2001.....................................................
             , 2002.....................................................
             , 2003.....................................................
             , 2004.....................................................
             , 2005.....................................................
             , 2006.....................................................
             , 2007.....................................................
             , 2008.....................................................
             , 2009.....................................................
             , 2010.....................................................
             , 2011.....................................................
             , 2012.....................................................
             , 2013.....................................................
             , 2014.....................................................
At maturity.............................................................                                  1,000.00

    If less than all of the outstanding LYONs are to be redeemed, the Trustee shall select the LYONs to be redeemed in principal amounts at maturity of $1,000 or integral multiples thereof by lot, pro rata or by another method the Trustee considers fair and appropriate. If a portion of a Holder's LYONs is selected for partial redemption and such Holder converts a portion of such LYONs after such selection and prior to such redemption, such converted portion shall be deemed to be of the portion selected for redemption. (Section 3.02.)

PURCHASE OF LYONS AT THE OPTION OF THE HOLDER

    On                  , 2000  (the "Purchase  Date"), the  Company will become
obligated, and the Company may also elect to  become obligated on              ,
2005 (the "Optional Purchase Date") to purchase, at the option of the Holder thereof, any outstanding LYON for which a written Purchase Notice has been delivered by the Holder to the Paying Agent at any time from the opening of business on the date that is 20 Business Days prior to such Purchase Date or Optional Purchase Date, as applicable, until the close of business on such Purchase Date or Optional Purchase Date, and for which such Purchase Notice has not been withdrawn, subject to certain additional conditions. The Purchase Price payable in respect of a LYON shall be equal to the Issue Price plus accrued Original Issue Discount through the Purchase Date or Optional Purchase Date, as applicable. The Company, at its option, may elect to pay the Purchase Price with respect to the Purchase Date or the Optional Purchase Date, as applicable, in cash, Common Shares or TDS Common Equity Securities, or any combination thereof. TDS has not waived any rights that it may have under an agreement between TDS and the Company to purchase Common Shares if the Company elects to pay the Purchase Price (or a portion thereof) in Common Shares (as of the Purchase Date or Optional Purchase Date, as applicable). As a result, in such event, TDS may notify the Company that it intends to exercise any such rights to acquire additional Common Shares up to an amount equal to TDS's percentage ownership of Common Shares at that time (assuming that all outstanding securities that are or may become convertible into Common Shares, including LYONs, were converted into Common Shares), at a price per share payable in cash equal to the Market Price per Common Share. See "Description of Capital Stock--Preemptive and Similar Rights." (Section 3.08 and Form of LYON, paragraph 6.) For a discussion of the tax treatment of a Holder receiving cash, Common Shares, TDS Common Equity Securities or any combination thereof, see "Certain Tax Aspects--Dispositions."

    The Company will be required to give notice (the "Company Notice") on a date not less than 20 Business Days prior to the Purchase Date or the Optional Purchase Date, as applicable, to all Holders at their addresses shown in the register of the Registrar (and to beneficial owners as required by applicable law) stating, among other things, (i) whether the Company will pay the Purchase Price of LYONs in cash, Common Shares or TDS Common Equity Securities (identifying such TDS Common Equity Securities) or any combination thereof (specifying the percentages of each); (ii) if the Company elects to pay in Common Shares or TDS Common Equity Securities, in whole or in part, the method of calculating the Market Price of such Common Shares or TDS Common Equity Securities; and (iii) the procedures that Holders must follow to require the Company to purchase LYONs from such Holders. In addition, the Company Notice with respect to the Purchase Date shall notify Holders of whether or not the Company is electing to become obligated to purchase LYONs, at the option of the Holders thereof, on the Optional Purchase Date. (Section 3.08.)

    The Purchase Notice given by each Holder electing to require the Company to purchase LYONs shall state (i) the certificate numbers of the LYONs to be delivered by such Holder for purchase by the Company; (ii) the portion of the principal amount at maturity of LYONs to be purchased, which portion must be $1,000 or an integral multiple thereof; (iii) that such LYONs are to be purchased by the Company pursuant to the applicable provisions of the LYONs; and
(iv) in the event the Company elects, pursuant to the Company Notice, to pay the Purchase Price with respect to the Purchase Date or Optional Purchase Date, as applicable, in Common Shares or specified TDS Common Equity Securities, in whole or in part, but such Purchase Price (or portion(s) thereof) is ultimately to be paid to such Holder entirely in cash because any of the conditions to payment of the Purchase Price (or such portion(s) thereof) in Common Shares or such specified TDS Common Equity Securities is not satisfied prior to the close of business on such Purchase Date or Optional Purchase Date, as described below, whether such Holder elects (a) to withdraw such Purchase Notice as to some or all of the LYONs to which it relates (stating the principal amount at maturity and certificate numbers of the LYONs as to which such withdrawal shall relate), or (b) to receive cash in respect of the entire Purchase Price (or such portion(s) thereof) for all LYONs subject to such Purchase Notice. Unless the Holder indicates, in the Purchase Notice or in any written notice of withdrawal, such Holder's choice with respect to the election described in clause (iv) above as it relates to the applicable portion(s) of such Purchase Price, such Holder shall be deemed to have elected to receive cash in respect of the entire Purchase Price (or such applicable portion(s) thereof) for all LYONs subject to such Purchase Notice in such circumstances. (Section 3.08.) For a discussion of the tax treatment of a Holder receiving cash instead of Common Shares or TDS Common Equity Securities, see "Certain Tax Aspects--Dispositions."

    Any Purchase Notice may be withdrawn by the Holder by a written notice of withdrawal delivered to the Paying Agent prior to the close of business on the Purchase Date or Optional Purchase Date, as applicable. The notice of withdrawal shall state the principal amount at maturity and the certificate numbers of the LYONs as to which the withdrawal notice relates and the principal amount at maturity, if any, which remains subject to the Purchase Notice. (Section 3.10.)

    The table below shows the Purchase Price of a LYON as of the Purchase Date and the Optional Purchase Date, if applicable:

    PURCHASE DATE       PURCHASE PRICE
- ----------------------  ---------------
             , 2000        $

OPTIONAL PURCHASE DATE  PURCHASE PRICE
- ----------------------  ---------------
             , 2005     $

    If the Company elects to pay the Purchase Price, in whole or in part, in Common Shares or TDS Common Equity Securities, the number of Common Shares or shares of the specified TDS Common Equity Securities to be delivered in respect of the portion of the Purchase Price to be paid in Common Shares or such specified TDS Common Equity Securities shall be equal to such portion of the Purchase Price divided by the Market Price (as defined below) of a Common Share or a share of such specified TDS Common Equity Securities, as applicable. No fractional Common Shares or fractional shares of TDS Common Equity Securities will be delivered upon any purchase by the Company of LYONs through the delivery of Common Shares or TDS Common Equity Securities in payment, in whole or in part, of the Purchase Price. Instead, the Company will pay cash based on the Market Price for all fractional Common Shares or TDS Common Equity Securities. (Section 3.08.) See "Certain Tax Aspects--Dispositions."

    The "Market Price" means the average of the Sale Prices of the Common Shares or the specified TDS Common Equity Securities, as applicable, for the five trading day period ending on (if the third Business Day prior to the Purchase Date or Optional Purchase Date, as applicable, is a trading day or, if not, then on the last trading day prior to) the third Business Day prior to the Purchase Date or Optional Purchase Date, as applicable, appropriately adjusted to take into account the occurrence, during the period commencing on the first of such trading days during such five trading day period and ending on such Purchase Date or Optional Purchase Date, of (i) certain events that would result in an adjustment of the Conversion Rate with respect to the Common Shares or (ii) certain similar events with respect to the specified TDS Common Equity Securities, as applicable. The "Sale Price" of the Common Shares or the specified TDS Common Equity Securities, as applicable, on any date means the closing per share sale price (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date as reported in composite transactions for the principal United States securities exchange on which the Common Shares or the specified TDS Common Equity Securities, as applicable, are traded or, if the Common Shares or the specified TDS Common Equity Securities, as applicable, are not listed on a United States national or regional securities exchange, as reported by NASDAQ. Because the Market Price of the Common Shares or the specified TDS Common Equity Securities, as applicable, is determined prior to the Purchase Date or Optional Purchase Date, as applicable, Holders of LYONs bear the market risk with respect to the value of the Common Shares or the specified TDS Common Equity Securities, as applicable, to be received from the date such Market Price is determined to the Purchase Date or Optional Purchase Date, as applicable. The Company may pay the Purchase Price (or any portion thereof) in Common Shares or the specified TDS Common Equity Securities only if the information necessary to calculate the applicable Market Price is published in a daily newspaper of national circulation and only if the Common Shares or the specified TDS Common Equity Securities, as applicable, are listed or admitted to trading on a United States national or regional securities exchange or reported by NASDAQ. (Section 3.08).

    Upon determination of the actual number of Common Shares or of the specified TDS Common Equity Securities in accordance with the foregoing provisions, the Company will publish such determination in a daily newspaper of national circulation. (Section 3.08.)

    The Company's right to purchase LYONs, in whole or in part, with Common Shares or with TDS Common Equity Securities is subject to the satisfaction of various conditions, including; (i) the registration of the Common Shares or the specified TDS Common Equity Securities, as applicable, under the Securities Act and the Exchange Act, if required; and (ii) any necessary qualification or registration under applicable state securities law or the availability of an exemption from such qualification and registration. If such conditions are not satisfied with respect to a Holder or Holders prior to the close of business on the Purchase Date or Optional Purchase Date, as applicable, the Company will pay the Purchase Price of the LYONs of such Holder or Holders entirely in cash.
(Section 3.08.) See "Certain Tax Aspects--Dispositions." The Company may not change the form of consideration (or components or percentages of components thereof) to be paid once the Company has given its Company Notice to Holders of LYONs except as described in the second sentence of this paragraph. (Section 3.08).

    The Company will comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act which may then be applicable and will file Schedule 13E-4 or any other schedule required thereunder in connection with any offer by the Company to purchase LYONs at the option of Holders. (Section 3.13.)

    Payment of the Purchase Price for a LYON for which a Purchase Notice has been delivered and not validly withdrawn is conditioned upon delivery of such LYON (together with necessary endorsements) to the Paying Agent at any time (whether prior to, on or after the Purchase Date or Optional Purchase Date, as applicable) after delivery of such Purchase Notice. (Section 3.08.) Payment of the Purchase Price for such LYON will be made promptly following the later of
(i) the Purchase Date or Optional Purchase Date, as applicable, and (ii) the time of delivery of such LYON. (Section 3.08.) If the Paying Agent holds, in accordance with the terms of the Indenture, money or securities sufficient to pay the Purchase Price of such LYON on the Business Day following the Purchase Date or Optional Purchase Date, as applicable, then, immediately after such Purchase Date or Optional Purchase Date, such LYON will cease to be outstanding and Original Issue Discount on such LYON will cease to accrue, whether or not such LYON is delivered to the Paying Agent, and all other rights of the Holder shall terminate (other than the right to receive the Purchase Price upon delivery of the LYON). (Section 2.08.)

    The Company's ability to purchase LYONs with cash may be limited by the terms of its then-existing borrowing agreements. No LYONs may be purchased at the option of Holders for cash if there has occurred (prior to, on, or after the giving, by the Holders of such LYONs, of the required Purchase Notice) and is continuing an Event of Default with respect to the LYONs described under "Events of Default; Notice and Waiver" below (other than a default in the payment of the Purchase Price with respect to such LYONs). (Section 3.10.)

CHANGE IN CONTROL PERMITS PURCHASE OF LYONS AT THE OPTION OF THE HOLDER

    In  the event  of any Change  in Control  (as defined below)  of the Company
occurring on or prior to             , 2000, each Holder of LYONs will have  the
right, at the Holder's option, subject to the terms and conditions of the Indenture, to require the Company to purchase all or any portion (provided that the principal amount at maturity must be $1,000 or an integral multiple thereof) of the Holder's LYONs as of the date that is 35 Business Days after the occurrence of such Change in Control (a "Change in Control Purchase Date") at a cash price equal to the Issue Price plus accrued Original Issue Discount through the Change in Control Purchase Date (the "Change in Control Purchase Price"). (Section 3.09 and Form of LYON, paragraph 6.)

    Within 15 Business Days after the occurrence of a Change in Control, the Company is obligated to mail to the Trustee and to all Holders of LYONs at their addresses shown in the register of the Registrar (and to beneficial owners as required by applicable law) a notice regarding the Change in Control, which notice shall include a form of Change in Control Purchase Notice (a "Change in Control Purchase Notice") to be completed by the Holder and shall state, among other things: (i) the events causing a Change in Control and the date of such Change in Control, (ii) the last date on which the purchase right may be exercised, (iii) the Change in Control Purchase Price, (iv) the Change in Control Purchase Date, (v) the name and address of the Paying Agent and the Conversion Agent, (vi) the Conversion Rate and any adjustments thereto, (vii) that LYONs with respect to which a Change in Control Purchase Notice is given by the Holder may be converted only if the Change in Control Purchase Notice has been withdrawn in accordance with the terms of the Indenture, and (viii) the procedures that Holders must follow to exercise these rights. The Company will cause a copy of such notice to be published in a daily newspaper of national circulation. (Section 3.09.)

    To exercise this right, the Holder must deliver the Change in Control Purchase Notice to the Paying Agent (initially the Trustee) prior to the close of business on the Change in Control Purchase Date. The Change in Control Purchase Notice shall state (i) the certificate numbers of the LYONs to be delivered by the Holder thereof for purchase by the Company; (ii) the portion of the principal amount at maturity of LYONs to be purchased, which portion must be $1,000 or any integral multiple thereof; and (iii) that such LYONs are to be purchased by the Company pursuant to the applicable provisions of the LYONs. (Section 3.09.)

    Any Change in Control Purchase Notice may be withdrawn by the Holder by a written notice of withdrawal delivered to the Paying Agent prior to the close of business on the Change in Control Purchase Date. The notice of withdrawal shall state the principal amount at maturity and the certificate numbers of the LYONs as to which the withdrawal notice relates and the principal amount at maturity, if any, which remains subject to a Change in Control Purchase Notice. (Section 3.10.)

    Payment of the Change in Control Purchase Price for a LYON for which a Change in Control Purchase Notice has been delivered and not validly withdrawn is conditioned upon delivery of such LYON (together with necessary endorsements) to the Paying Agent at any time (whether prior to, on or after the Change in Control Purchase Date) after the delivery of such Change in Control Purchase Notice. (Section 3.09.) Payment of the Change in Control Purchase Price for such LYON will be made promptly following the later of the Change in Control Purchase Date or the time of delivery of such LYON. (Section 3.10.) If the Paying Agent holds, in accordance with the terms of the Indenture, money sufficient to pay the Change in Control Purchase Price of such LYON on the Business Day following the Change in Control Purchase Date, then, immediately after such Change in Control Purchase Date, Original Issue Discount on such LYON will cease to accrue, whether or not such LYON is delivered to the Paying Agent, and all other rights of the Holder shall terminate (other than the right to receive the Change in Control Purchase Price upon delivery of the LYON). (Section 2.08).

    Under the Indenture, a "Change in Control" of the Company is deemed to have occurred at such time as (i) any person, including its Affiliates and Associates (other than TDS, the Company, their Subsidiaries, their employee stock ownership plans or any of their other employee benefit plans, the Carlson Family (meaning LeRoy T. Carlson, his family members (meaning his spouse, siblings and lineal descendants), estate and heirs and any trust or other investment vehicle for the primary benefit of any of such persons or their respective family members or heirs (collectively, the "Carlson Family"))) files a Schedule 13D or 14D-1 (or any successor schedule, form or report under the Exchange Act) disclosing that such person has become the beneficial owner of 50% or more of the combined voting power of all of the Company's then outstanding equity securities (of all classes or series) or such other Capital Stock of the Company into which such equity securities are reclassified or changed, with certain exceptions, (ii) the number of outstanding Common Shares (or such other class or series of Capital Stock of the Company into which the Common Shares are reclassified or changed) the beneficial owners of which are not Affiliates of the Company is at any time reduced to less than 10 million Common Shares (appropriately adjusted to reflect the impact of any stock dividend, subdivision or combination) as a result of acquisitions of Common Shares (or such other Capital Stock) by, or in concert with, the Company, TDS, any of their Subsidiaries, Affiliates, employee stock ownership plans or employee benefit plans, or the Carlson Family, (iii) there shall be consummated any consolidation or merger of the Company (a) in which the Company is not the continuing or surviving corporation or (b) pursuant to which the Common Shares would be converted into cash, securities or other property, in each case other than a consolidation or merger of the Company in which the holders of the Common Shares and Series A Common Shares immediately prior to the consolidation or merger have, directly or indirectly, 50% or more of the combined voting power of the common equity securities of the continuing or surviving corporation immediately after such consolidation or merger; or (iv) TDS and its Subsidiaries cease to collectively be beneficial owners of at least 50% of (x) the total of the Common Shares and Series A Common Shares (or such other classes or series of Capital Stock of the Company into which such Common Shares or Series A Common Shares are reclassified or changed) then outstanding or (y) the combined voting power of all of the Company's then outstanding equity securities (of all classes or series) or such other Capital Stock of the Company into which such equity securities are reclassified or changed (the event or transaction giving rise to such circumstances described in (x) or (y) of item
(iv) being referred to as the "Designated Transaction") and, in either case (x) or (y) of item (iv), there shall occur a Rating Decline (as defined below) within the time period described below in the definition of Rating Decline and
with  a Reference Date (as defined below) occurring on or prior to             ,
2000. The Indenture does not permit the Board of Directors of the Company to waive the Company's obligation to purchase LYONs at the option of Holders in the event of a Change in Control of the Company. (Section 3.09.)

    Under the Indenture a "Rating Decline" will be deemed to have occurred if, on any date within the period (the "Rating Period") beginning on the date (the "Reference Date") of the earlier to occur of (a) the first public announcement by TDS, the Company or any other person of an intention to effect the Designated Transaction and (b) the occurrence of such Designated Transaction and ending on the date that is 60 days after the later to occur of (A) the occurrence of such Designated Transaction and (B) the first public announcement by TDS, the Company or any other person of the occurrence of such Designated Transaction, either of the following events has occurred: (i) the LYONs shall be rated by any Rating Agency at any time during the Rating Period at a rating which is lower than the rating of the LYONs by such Rating Agency on the Rating Date by more than one gradation (including gradations within Rating Categories as well as between Rating Categories) or (ii) any Rating Agency shall have withdrawn its rating of the LYONs during the Rating Period.

    "Rating Agency" is defined in the Indenture as Standard & Poor's Corporation and its successors ("S&P"), and Moody's Investors Service, Inc. and its successors ("Moody's"), or, if S&P or Moody's, or both, shall not make a rating of the LYONs publicly available, a nationally recognized United States statistical rating agency or agencies, substituted by the Company, with written notice to the Trustee, for S&P or Moody's, or both, as the case may be.

    "Rating Category" is defined in the Indenture as each major rating category symbolized by (x) in the case of S&P, AAA, AA, A, BBB, BB, B, CCC, CC and C and each such Rating Category shall include pluses or minuses ("gradations") modifying such capital letters; (y) in the case of Moody's, Aaa, Aa, A, Baa, Ba, B, Caa, Ca and C and each such Rating Category shall include added numerals such as 1, 2 or 3 ("gradations") modifying such letters; and (z) with respect to any other Rating Agency, comparable or equivalent symbols. "Rating Date" is defined as the date that is 60 days prior to the Reference Date.

    The Company will comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act which may then be applicable and will file Schedule 13E-4 or any other schedule required thereunder in connection with any offer by the Company to purchase LYONs at the option of Holders upon a Change in Control. (Section 3.13.) The Change in Control purchase feature of the LYONs may in certain circumstances make more difficult or discourage a takeover of the Company. The Change in Control purchase feature, however, is not the result of management's knowledge of any specific effort to accumulate Common Shares or Series A Common Shares or to obtain control of the Company by means of a merger, tender offer, solicitation or otherwise, or part of a plan by management to adopt a series of anti-takeover provisions. See "Description of Capital Stock." Instead, a change in control purchase feature is a standard term contained in other LYONs offerings that have been marketed by the Underwriter, and the terms of such feature result from negotiations between the Company and the Underwriter.

    The Company could, in the future, enter into certain transactions, including certain recapitalizations of the Company, that would not constitute a Change in Control with respect to the Change in Control purchase feature of the LYONS, but that would increase the amount of Senior Indebtedness outstanding at such time. No LYONs may be purchased at the option of Holders upon a Change in Control of the Company if there has occurred (prior to, on or after the giving, by the Holders of such LYONs, of the required Change in Control Purchase Notice) and is continuing an Event of Default with respect to the LYONs described under "Events of Default; Notice and Waiver" below (other than a default in the payment of the Change in Control Purchase Price with respect to such LYONs). (Sections 3.10 and 10.03.) Further, the LYONs are subordinated to the prior payment of Senior Indebtedness as described under "Subordination of LYONs; Effect of Corporate Structure" above.

    The Vendor Financing Agreement does not include any provision accelerating the debt incurred thereunder upon a change in control, but does include covenants prohibiting the Company from entering into certain transactions, including a merger, consolidation or sale of substantially all of the Company's assets, unless the Company is the surviving entity or obtains the consent of NTFC.

MERGERS AND SALES OF ASSETS BY THE COMPANY

    The Company may not consolidate with or merge into any other person or convey, transfer or lease all or substantially all of its properties and assets to another person, unless, among other items, (i) the resulting, surviving or transferee person (if other than the Company) is organized and existing under the laws of the United States, any state thereof or the District of Columbia and such person assumes all obligations of the

Company under the LYONs and the Indenture, and (ii) the Company or such successor person shall not immediately thereafter be in default under the Indenture. Upon the assumption of the Company's obligations by such a person in such circumstances, subject to certain exceptions, the Company shall be discharged from all obligations under the LYONs and the Indenture. (Section 5.01.) Although such transactions are permitted under the Indenture, certain of
the  foregoing transactions occurring on  or prior to               , 2000 could
constitute a Change in Control of the Company permitting each Holder to require the Company to purchase the LYONs of such Holder as described above. (Section 3.09.)

EVENTS OF DEFAULT; NOTICE AND WAIVER

    The Indenture provides that, if an Event of Default specified therein shall have happened and be continuing, either the Trustee or the Holders of not less than 25% in aggregate principal amount at maturity of the LYONs then outstanding may declare the Issue Price of the LYONs plus the Original Issue Discount on the LYONs accrued through the date of such declaration to be immediately due and payable. In the case of certain events of bankruptcy or insolvency, the Issue Price of the LYONs plus the Original Issue Discount accrued thereon through the occurrence of such event shall automatically become and be immediately due and payable. Upon acceleration, as described in either of the preceding sentences, the subordination provisions of the Indenture preclude any payment being made to Holders of LYONs for at least 120 days. (Section 10.03.) See "Subordination of LYONs; Effect of Corporate Structure." Under certain circumstances, the Holders of a majority in aggregate principal amount at maturity of the outstanding LYONs may rescind any such acceleration with respect to the LYONs and its consequences. (Section 6.02.) Interest shall, to the extent permitted by law, accrue and be payable on demand upon a default in the payment of the principal amount at maturity, Issue Price plus accrued Original Issue Discount, cash in respect of a conversion, or any Redemption Price, Purchase Price or Change in Control Purchase Price with respect to any LYON and such interest shall be compounded semi-annually. The accrual of such interest on overdue amounts shall be in lieu of, and not in addition to, the continued accrual of Original Issue Discount. (Form of LYON, paragraph 1.)

    Under the Indenture, Events of Default are defined as: (i) default in payment of the principal amount at maturity, Issue Price plus accrued Original Issue Discount, Redemption Price, Purchase Price or Change in Control Purchase Price with respect to any LYON when such becomes due and payable or default in payment of cash upon conversion of any LYON (in each case whether or not payment is prohibited by the provisions of the Indenture); (ii) failure by the Company to deliver Common Shares (or cash in lieu of fractional Common Shares) when such Common Shares (or cash in lieu of fractional Common Shares) are required to be delivered following conversion of a LYON and the continuance of such default for 10 days; (iii) failure by the Company to comply with any of its other agreements in the LYONs or the Indenture upon receipt by the Company of notice of such default by the Trustee or by Holders of not less than 25% in aggregate principal amount at maturity of the LYONs then outstanding and the Company's failure to cure (or obtain a waiver of) such default within 60 days after receipt by the Company of such notice; (iv) default under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company having an aggregate outstanding principal amount of in excess of $25,000,000, which default shall have resulted in such indebtedness being accelerated, without such indebtedness being discharged or such acceleration having been rescinded or annulled within twenty days after receipt of notice thereof by the Company from the Trustee or the Company and the Trustee from the Holders of not less than 25% in aggregate principal amount at maturity of the LYONs then outstanding (unless such default has been cured or waived); or (v) certain events of bankruptcy or insolvency. (Section 6.01.)

    The Trustee shall give notice to Holders of the LYONs of any continuing default known to the Trustee within 90 days after the occurrence thereof; provided, that the Trustee may withhold such notice, as to any default other than a payment default, if it determines in good faith that withholding the notice is in the interests of the Holders. (Section 7.05.)

    The Holders of a majority in aggregate principal amount at maturity of the outstanding LYONs may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that such direction shall not be in conflict with any law or the Indenture and subject to certain other limitations. (Section 6.05.) Before proceeding to exercise any right or power under the Indenture at the direction of such Holders, the Trustee shall be entitled to receive from such Holders reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with any such direction. (Section 7.01.) No Holder of any LYON will have any right to pursue any remedy with respect to the Indenture or the LYONs, unless (i) such Holder shall have previously given the Trustee written notice of a continuing Event of Default;
(ii) the Holders of at least 25% in aggregate principal amount at maturity of the outstanding LYONs shall have made a written request to the Trustee to pursue such remedy; (iii) such Holder or Holders have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee; (iv) the Holders of a majority in aggregate principal amount at maturity of the outstanding LYONs have not given the Trustee a direction inconsistent with such request within 60 days after receipt of such request; and (v) the Trustee shall have failed to comply with the request within such 60-day period. (Section 6.06.)

    However, the right of any Holder (x) to receive payment of the principal amount at maturity, Issue Price plus accrued Original Issue Discount, cash in respect of a conversion, Redemption Price, Purchase Price or Change in Control Purchase Price with respect to any LYON and any interest in respect of a default in the payment of any such amounts on such LYON, on or after the due date expressed in such LYON, (y) to convert LYONs or (z) to institute suit for the enforcement of any such payments or conversion shall not be impaired or adversely affected without such Holder's consent. (Section 6.07.) The Holders of at least a majority in aggregate principal amount at maturity of the outstanding LYONs may waive an existing default and its consequences, other than (i) any default in any payment on the LYONs, (ii) any default which constitutes a failure to convert any LYON in accordance with its terms or (iii) any default in respect of certain covenants or provisions in the Indenture which may not be modified without the consent of the Holder of each LYON as described in "Modification" below. (Section 6.04.)

    The Company will be required to furnish to the Trustee annually a statement as to any default by the Company in the performance and observance of its obligations under the Indenture. (Section 4.03.)

MODIFICATION

    Without the consent of any Holder of LYONs, the Company and the Trustee may amend the Indenture to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor person of the obligations of the Company under the Indenture, to provide for uncertificated LYONs in addition to certificated LYONs (so long as any uncertificated LYONs are in registered form for purposes of the Internal Revenue Code), to eliminate the Company's option to pay cash in lieu of delivering Common Shares upon conversion of LYONs (other than cash in lieu of fractional Common Shares and except with respect to such elections already made) or to eliminate the Company's option to enter into Common Share Delivery Arrangements in respect of conversions of LYONs (except for those already entered into), to make any change that does not adversely affect the rights of any Holder of LYONs or to comply with any requirement of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act of 1939. (Section 9.01.) No amendment may be made to the subordination provisions of the Indenture that adversely affects the rights of any holder of Senior Indebtedness then outstanding, unless the holders of such Senior Indebtedness (as required pursuant to the terms of such Senior Indebtedness) consent to such change. (Section 9.02.)

    Modification and amendment of the Indenture or the LYONs may be effected by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount at maturity of the LYONs then outstanding. However, without the consent of each Holder affected thereby, no amendment may, among other things: (i) reduce the principal amount at maturity, Issue Price, amount of cash to be paid by the Company in respect of a conversion of LYONs, Purchase Price, Change in Control Purchase Price or Redemption Price with respect to any LYON, or extend the stated maturity of any LYON or alter the manner or rate of accrual of Original Issue Discount or interest, or make any LYON payable in money or securities other than that stated in the LYON; (ii) make any reduction in the principal amount at maturity of LYONs whose Holders must consent to an amendment or any waiver under the Indenture or modify the Indenture provisions relating to such amendments or waivers; (iii) make any change that adversely affects the right to convert any LYON or the right to require the Company to purchase a LYON (including the right to receive cash in lieu of Common Shares upon conversion or cash or TDS Common Equity Securities in lieu of, or in combination with, Common Shares upon purchase by the Company at the option of Holders of LYONs, other than elimination of the Company's option to pay cash in lieu of delivering Common Shares upon conversion of LYONs as described above); (iv) modify the provisions of the Indenture relating to the subordination of the LYONs in a manner adverse to the Holders of the LYONs; or
(v) impair the right to institute suit for the enforcement of any payment with respect to, or conversion of, the LYONs. (Section 9.02.)

LIMITATIONS OF CLAIMS IN BANKRUPTCY

    If a bankruptcy proceeding is commenced in respect of the Company, the claim of the Holder of a LYON is, under Title 11 of the United States Code, limited to the Issue Price of the LYON plus that portion of the Original Issue Discount that has accrued from the date of issue to the commencement of the proceeding. In addition, the Holders of the LYONs will be subordinated in right of payment to Senior Indebtedness and effectively subordinated to the indebtedness and other obligations of the Company's subsidiaries. See "Subordination of LYONs; Effect of Corporate Structure."

TAXATION OF LYONS

    See "Certain Tax Aspects" for a discussion of certain United States Federal income tax aspects that will apply to Holders of LYONs.

INFORMATION CONCERNING THE TRUSTEE

    Harris Trust and Savings Bank will initially be the Trustee, Registrar, Paying Agent and Conversion Agent under the Indenture and custodian in connection with the Securities Loan Agreement. Harris Trust and Savings Bank is also the transfer agent and registrar for the Company's Common Shares.

                          DESCRIPTION OF CAPITAL STOCK

    The authorized capital stock of the Company consists of 140,000,000 Common Shares, $1.00 par value; 50,000,000 Series A Common Shares, $1.00 par value; and 5,000,000 shares of Preferred Stock, $1.00 par value, issuable in series. As of March 31, 1995, the Company had outstanding 48,775,305 Common Shares, 33,005,877 Series A Common Shares and 95,972 shares of Preferred Stock.

PREFERRED STOCK

    Pursuant to the Company's Restated Certificate of Incorporation, as amended, the Board of Directors is authorized to establish and designate one or more series of Preferred Stock, without further authorization of the Company's shareholders, and to fix the number of shares and the relative rights, preferences and limitations of any such series, except that so long as not less than 500,000 shares of Series A Common Shares are outstanding, no shares of any series of Preferred Stock may have more than one vote per share, have the right to vote as a separate class with respect to elections of directors or (subject to any requirements of applicable law) any other matter, or be issued for consideration of less than $100 per share. The shares of any series of Preferred Stock need not be identical in any respect with the shares of any other series.

VOTING RIGHTS


    Each Series A Common Share is entitled to ten votes on all matters, and each Common Share is entitled to one vote on all matters. The Company's Restated Certificate of Incorporation, as amended, provides that the number of directors shall be not less than three, and that the directors shall be divided into three classes serving staggered three-year terms. The holders of Common Shares, voting as a separate class, are entitled to elect 25% of the directors (rounded up to the nearest whole number), and the holders of Series A Common Shares and Preferred Stock, voting together, are entitled to elect the remaining directors. However, if at the time of an election of directors the outstanding Series A Common Shares represent less than 12.5% of the total outstanding shares of common stock of the Company, then the holders of Series A Common Shares and the Preferred Stock do not have class voting rights in the election of directors, and the holders of Common Shares, Series A Common Shares, and Preferred Stock vote together for the election of the remaining 75% of the directors (rounded down to the nearest whole number). See "Risk Factors--Control by Principal Shareholder; Antitakeover Provisions."

    Except as mentioned above and except for matters where applicable law requires the approval by one or more classes of stock voting as separate classes, all classes of stock of the Company vote as a single class.

DIVIDEND RIGHTS

    Subject to the payment of all dividends accumulated and unpaid on outstanding shares of Preferred Stock, the holders of Common Shares are entitled to receive such dividends as may be declared from time to time by the Board of Directors. Unless the same or greater dividends, on a per share basis, are declared and paid at the same time on Common Shares, no dividends may be declared or paid on the Series A Common Shares.

    In the case of stock dividends, the Board of Directors is authorized to distribute shares of a particular class of the Company's capital stock only as follows: (i) Common Shares may be paid to the holders of Common Shares and proportionately to holders of Series A Common Shares; (ii) Series A Common Shares may be paid to the holders of Common Shares and proportionately to the holders of Series A Common Shares; or (iii) Common Shares may be paid to the holders of Common Shares and Series A Common Shares may be paid proportionately to the holders of Series A Common Shares. The Board of Directors also is authorized to distribute to Common and Series A Common Shareholders shares of any subsidiary that has two classes of common stock with each class possessing respective rights, preferences and limitations similar to the respective rights, preferences and limitations of the Common and Series A Common Shares. Thus, although it has no present intention to do so, the Company could recapitalize any of its subsidiaries and then spin the subsidiary off to the Company's shareholders, with the holders of Series A Common Shares receiving the subsidiary's Series A Common Shares and the holders of Common Shares receiving the subsidiary's Common Shares.

    The Revolving Credit Agreement and the Vendor Financing Agreement impose certain restrictions on the payment of dividends. See "Dividend Policy."

CONVERSION RIGHTS

    The Common Shares have no conversion rights. The Series A Common Shares are convertible, on a share-for-share basis, into Common Shares. The Series A Common Shares which are converted may not be reissued.

LIQUIDATION RIGHTS

    Upon liquidation, the holders of Common Shares and Series A Common Shares are entitled to receive a pro rata share of all assets available to shareholders after payment of the aggregate liquidation preference of any Preferred Stock then outstanding.

PREEMPTIVE AND SIMILAR RIGHTS

    Under the Company's Restated Certificate of Incorporation, as amended, TDS, as the holder of Series A Common Shares, has preemptive rights to purchase any additional Series A Common Shares issued or sold by the Company, including treasury shares other than Series A Common Shares not sold for cash.

    In addition to the preemptive rights granted to TDS as a holder of Series A Common Shares of the Company pursuant to the Restated Certificate of Incorporation, as amended, of the Company, TDS has the right under an Exchange Agreement between the Company and TDS to subscribe to any issuance of Common
Shares or any other voting securities of the Company, or of any securities convertible into or exchangeable for, or carrying a right to subscribe to or acquire, Common Shares or any other voting securities of the Company. To the extent an issuance is made for consideration other than cash, the fair market value of the non-cash consideration will be determined by resolution of the Board of Directors of the Company. The proportion of each such issuance that TDS has the right to subscribe to (which right may be exercisable in full or in part) is equal to the proportion of the Common Shares that TDS would own immediately before the issuance if all securities of the Company that are convertible into Common Shares (including securities convertible into another class that is convertible into Common Shares and including securities that in the future will become convertible) were converted (successively, if necessary) into Common Shares. The rights of TDS to subscribe to Common Shares may be transferred to any one or more transferees from TDS of any Common Shares, Series A Common Shares, or any securities convertible into or exchangeable for, or carrying a right to subscribe to or acquire, shares of either such class. In connection with the offering of LYONs, TDS has waived its right under the Exchange Agreement to purchase LYONs (which are convertible into Common Shares) and any Common Shares deliverable upon conversion thereof. However, TDS has expressly not waived any rights it might have under the Exchange Agreement to acquire Common Shares in the event the Company determines to deliver Common Shares in connection with the election of holders to cause the Company to purchase LYONs on the Purchase Date or Optional Purchase Date. TDS has agreed, in the event it has such rights, that the fair market value of the consideration paid for the Common Shares for purposes of any such purchase right, will be equal to the Market Price of the Common Shares as determined for such Purchase Date or Optional Purchase Date under the Indenture. TDS has also waived any rights it may have permitting it to transfer its rights to subscribe for and purchase such Common Shares on the Purchase Date or Optional Purchase Date. See "Description of LYONs-- Purchase of LYONs at the Option of the Holder."

    Pursuant to a Common Stock Purchase Agreement, dated April 24, 1987, between the Company and S.A. Coditel, an affiliate of Coditel Brabant S.A. and Codiservices S.A. (collectively, "Coditel"), as a result of the transfer of the rights of S.A. Coditel to Coditel, for a period of 10 years after the closing date of such agreement, Coditel has the right to subscribe to any issuance of the Company's common stock or of securities convertible into such common stock except for issuance to employees and directors of the Company or its subsidiaries or any issuance made in connection with the acquisition of an interest in any other entity. To the extent an issuance is made for consideration other than cash, the fair market value of the non-cash consideration will be determined by resolution of the Board of Directors of the Company. The amount of common stock of each of such issue to which Coditel may subscribe shall not exceed such proportion of such issue as (i) the amount of the Company's common stock held by Coditel immediately prior to the time of such issuance bears to (ii) the sum of the amount of issued and outstanding common stock of the Company and the amount of such common stock issuable upon conversion of all of the Company's issued and outstanding securities, warrants and options (regardless of whether such securities, warrants and options are then convertible), immediately prior to the time of such issuance. In connection with the offering of LYONs, Coditel has waived its right to purchase LYONs (which are convertible into Common Shares) and any Common Shares deliverable upon conversion thereof.

REDEMPTION BY COMPANY

    The Company may redeem stock (other than Series A Common Shares) from any holder at the lesser of (i) fair market value, or (ii) such holder's purchase price if purchased within a year of such redemption, to prevent the loss, or permit the reinstatement of any license or franchise from any governmental agency, where such loss is based upon such holder failing to possess qualifications prescribed by such governmental agency. This right of redemption could be applicable to a person receiving Common Shares upon the conversion of LYONS by the Holder thereof or upon purchase by the Company of LYONs at the option of the Holder thereof if such person falls within such category of holders based on qualifications prescribed by any such governmental agency at the time.

CORPORATE OPPORTUNITY ARRANGEMENTS

    The Company's Restated Certificate of Incorporation, as amended, provides that, so long as at least 500,000 Series A Common Shares are outstanding, the Company may not, without the written consent of TDS, engage in any non-cellular activities. The Company has been informed that TDS intends to give its consent to the acquisition of any non-cellular interest that is incidental to the acquisition of a cellular interest. However, TDS could impose conditions on any such consent, including a requirement that the Company resell any non-cellular interest to TDS or that the Company give TDS the right of first refusal with respect to such sale.

    The Restated Certificate of Incorporation, as amended, also restricts the circumstances under which the Company is entitled to claim that an opportunity, transaction, agreement or other arrangement to which TDS, or any person in which TDS has or acquires a financial interest, is or should be the property of the Company or its subsidiaries. In general, so long as at least 500,000 Series A Common Shares are outstanding, the Company will not be entitled to any such "corporate opportunity" unless it relates solely to the construction of, the ownership of interests in, and/or the management of, cellular telephone systems, and then only if such corporate opportunity did not arise in any way as a result of the rights otherwise retained by TDS. The Restated Certificate of Incorporation allows the Company to pursue future opportunities to provide cellular service and design, consulting, engineering and construction management services for cellular telecommunications systems located outside the United States.

GENERAL

    All issued and outstanding shares of Preferred Stock, Common Shares and Series A Common Shares are fully paid and nonassessable, and all Common Shares issued by the Company upon conversion of LYONs or upon purchase of LYONs by the Company at the option of the Holders thereof will be fully paid and nonassessable when issued.

    The transfer agent and registrar for the Company's Common Shares is Harris Trust and Savings Bank, Chicago, Illinois. The Company serves as transfer agent and registrar for shares of Preferred Stock and Series A Common Shares.

    The Company will distribute annual reports to its shareholders which will contain its audited financial statements.

                              CERTAIN TAX ASPECTS

    The following summary of material United States Federal income tax considerations is for general information only. The summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), its legislative history, existing and proposed regulations thereunder, administrative rulings and court decisions, all as in effect and existing on the date hereof and all of which are subject to change at any time. The tax treatment of a Holder of LYONs may vary depending upon the Holder's particular situation. Certain Holders (including insurance companies, tax-exempt organizations, individual retirement and other tax-deferred accounts, financial institutions, broker-dealers, foreign corporations, and individuals who are not citizens or residents of the United States) may be subject to special rules not discussed below. This summary does not discuss the tax considerations of subsequent purchasers of LYONs, including those who purchase LYONs resold by the Standby Share Deliverer, and is limited to investors who hold LYONs as capital assets. Accordingly, purchasers of LYONs, including such subsequent purchasers, should consult their own tax advisors as to the particular tax consequences to them of acquiring, holding, converting or otherwise disposing of the LYONs, including the applicability and the effect of any state, local or foreign tax laws and any changes in applicable tax laws.

    The Company has been advised by its counsel, Sidley & Austin, that in the opinion of such counsel the LYONs will be treated as indebtedness for United States Federal income tax purposes. The following discussion of tax considerations assumes that the LYONs will be so treated.

ORIGINAL ISSUE DISCOUNT

    The LYONs are being issued at a substantial discount from their principal amount at maturity. For Federal income tax purposes, the difference between the issue price (the first price at which a substantial amount of the LYONs are sold for money) and the principal amount at maturity of each LYON constitutes Original Issue Discount. Holders of the LYONs will be required to include Original Issue Discount in income periodically over the term of the LYONs before the receipt of the cash, Common Shares, TDS Common Equity Securities or other payments attributable to such income.

    A Holder of a LYON must include in gross income for Federal income tax purposes the sum of the daily portions of Original Issue Discount with respect to the LYON for each day during the taxable year or portion of a taxable year on which such Holder holds the LYON (for purposes of this tax discussion, "Accrued Original Issue Discount"). The daily portion is determined by allocating to each day of the accrual period a pro rata portion of an amount equal to the adjusted issue price of the LYON at the beginning of the accrual period multiplied by the yield to maturity of the LYON (determined by compounding at the close of each accrual period and adjusted for the length of the accrual period). The accrual period will generally be each six month period which ends on the day in each calendar year corresponding to the maturity date of the LYON or the date six months before such maturity date. The information returns provided to holders and the Internal Revenue Service (the "Service") by the Company regarding the accrual of Original Issue Discount will be based on these six month accrual periods. Treasury regulations, however, permit a Holder to select an accrual period of any length and to vary the length of the accrual period over the term of the debt instrument, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the final day of an accrual period or on the first day of an accrual period. The adjusted issue price of the LYON at the start of any accrual period will be the issue price of the LYON increased by the Accrued Original Issue Discount for each prior accrual period. Under these rules, Holders will have to include in gross income increasingly greater amounts of Original Issue Discount in each successive accrual period. The Company will be required to furnish annually to the Service and to certain noncorporate Holders information regarding the amount of Original Issue Discount attributable to that year.

DISPOSITIONS

    GENERAL. A Holder's basis for determining gain or loss on the sale, redemption, retirement, conversion, purchase by the Company or other disposition of a LYON (any such event, a "Disposition") will be increased by any Accrued Original Issue Discount includable in such Holder's gross income. Gain or loss recognized upon a Disposition under the rules described below will generally be capital gain or loss, and will be long-term capital gain or loss if the LYON has been held for more than one year. A Holder's obligation to include in gross income the daily portions of Original Issue Discount with respect to a LYON will prospectively terminate on the date of a Disposition.

    SALE, REDEMPTION, RETIREMENT OR PURCHASE BY THE COMPANY FOR CASH. Upon the sale, redemption, retirement or purchase by the Company of a LYON for cash (including pursuant to a Purchase Notice or a Change in Control Purchase Notice), a Holder will recognize capital gain or loss equal to the difference between the amount of cash received and such Holder's adjusted tax basis in the LYON.

    CONVERSION. The tax treatment of a Holder who elects to convert a LYON will depend on whether the Company chooses (i) to deliver cash, (ii) to deliver Common Shares (other than through a Standby Share Deliverer) or (iii) to arrange for a Standby Share Deliverer to deliver Common Shares. In no event will a combination of cash and Common Shares be delivered to a Holder with respect to the conversion of any given LYON (except with respect to cash received in lieu of a fractional Common Share).

    If the Company delivers cash, a Holder will recognize capital gain or loss equal to the difference between the amount of cash received and such Holder's adjusted tax basis in the LYON.

    If the Company delivers Common Shares (other than through a Standby Share Deliverer), a Holder will not recognize gain or loss (except with respect to cash received in lieu of a fractional Common Share), and the Holder's tax basis in the Common Shares received will be the same as the Holder's tax basis in the LYON on the date of conversion (exclusive of any tax basis allocable to a fractional Common Share). The holding period for the Common Shares received will include the holding period for the LYON tendered to the Company in exchange therefor, except that the holding period of Common Shares allocable to Accrued Original Issue Discount may commence on the day following the date of conversion.

    If the Company arranges for a Standby Share Deliverer to deliver Common Shares, a Holder will recognize capital gain or loss equal to the difference between the fair market value of such Common Shares (plus any cash received in lieu of a fractional Common Share) and such Holder's adjusted tax basis in the LYON. The Holder's tax basis in the Common Shares received will be equal to their fair market value at the time of conversion, and the holding period for such Common Shares will begin on the day following the date of conversion.

    As a result of these rules, a Holder's receipt of Common Shares upon conversion of a LYON will either be taxable or tax-free, depending on the source of the Common Shares. Because the source of the Common Shares will depend on whether the Company, at its option (with the agreement of a Standby Share Deliverer in the case of a Common Share Delivery Arrangement), chooses to deliver the Common Shares or arranges for a Standby Share Deliverer to do so, a Holder will have no control over whether its receipt of Common Shares upon conversion is taxable or tax-free. The Company will notify each converting Holder, through the Conversion Agent, of the source of the Common Shares on or prior to the delivery thereof, at which time the Holder will be able to determine whether its receipt of the Common Shares is taxable or tax-free.

    PURCHASE AT THE OPTION OF THE HOLDER. The tax treatment of a Holder that elects to have a LYON purchased by the Company with respect to the Purchase Date or, if applicable, the Optional Purchase Date will depend on the type of consideration the Company elects to deliver.

    If the Company elects to pay the Purchase Price in cash, TDS Common Equity Securities or any combination thereof, a Holder will recognize capital gain or loss equal to (i) the sum of any cash received and the fair market value of any TDS Common Equity Securities received, minus (ii) such Holder's adjusted tax basis in the LYON. The Holder's tax basis in any TDS Common Equity Securities received will be equal to their fair market value upon receipt following the Purchase Date (or Optional Purchase Date), and the Holder's holding period for the TDS Common Equity Securities will begin on the day following such receipt.

    If the Company elects to pay the Purchase Price in Common Shares, a Holder will not recognize gain or loss (except with respect to cash received in lieu of a fractional Common Share), and the Holder's tax basis in the Common Shares received will be the same as the Holder's tax basis in the LYON exchanged therefor (exclusive of any tax basis allocable to a fractional Common Share). The holding period for the Common Shares received will include the holding period for the LYON tendered to the Company in exchange therefor, except that the holding period of Common Shares allocable to Accrued Original Issue Discount may commence on the day following such exchange.

    If the Company elects to pay the Purchase Price partly in cash and/or TDS Common Equity Securities and partly in Common Shares, a Holder will recognize capital gain (but not loss) equal to the lesser of (i) the sum of any cash received and the fair market value of any TDS Common Equity Securities received and (ii) such sum plus the fair market value of the Common Shares received minus such Holder's adjusted tax basis in the LYON. The Holder's tax basis in any TDS Common Equity Securities received will be equal to their fair market value upon receipt following the Purchase Date (or Optional Purchase Date), and the Holder's holding period for the TDS Common Equity Securities will begin on the day following such receipt. The Holder's tax basis in the Common Shares received will be the same as the Holder's tax basis in the LYON exchanged therefor, decreased by the sum of any cash received and the fair market value of any TDS Common Equity Securities received and increased by the amount of gain recognized. The holding period for the Common Shares received will include the holding period for the LYON tendered to the Company in exchange therefor, except that the holding period of Common Shares allocable to Accrued Original Issue Discount may commence on the day following such exchange.

    CASH IN LIEU OF FRACTIONAL SHARES. Cash received in lieu of a fractional Common Share upon a Disposition of a LYON should be treated as a payment in exchange for the fractional interest in such Common Share. Accordingly, the receipt of cash in lieu of a fractional Common Share should generally result in capital gain or loss, if any (measured by the difference between the cash received for the fractional Common Share and the Holder's tax basis in the fractional Common Share).

CONSTRUCTIVE DIVIDEND

    If at any time the Company makes a distribution of property to stockholders that would be taxable to such stockholders as a dividend for United States Federal income tax purposes (for example, distributions of evidences of indebtedness or assets of the Company, but generally not stock dividends or rights to subscribe for Common Shares) and, pursuant to the antidilution provisions of the LYONs, the Conversion Rate of the LYONs is increased, such increase will likely result in taxable income for the Holders of the LYONs. Similarly, if the Conversion Rate is increased at the discretion of the Company, such increase will likely result in taxable income for the Holders of the LYONs.

                        TELEPHONE AND DATA SYSTEMS, INC.

    TDS owned all of the 33,005,877 Series A Common Shares which were outstanding and all of the 95,972 shares of Preferred Stock which were outstanding as of March 31, 1995. TDS also owned 33,278,278 or 68.2% of the 48,775,305 Common Shares which were outstanding as of March 31, 1995. This Prospectus covers 750,000 of such Common Shares owned by TDS in connection with the transactions contemplated by the Securities Loan Agreement described under "Underwriting." Since TDS is only lending such Common Shares to Merrill Lynch under the Securities Loan Agreement, Merrill Lynch is obligated to return such borrowed Common Shares to TDS.


                                  UNDERWRITING


    Merrill Lynch (the "Underwriter") has agreed, subject to the terms and conditions of the Purchase Agreement, to purchase $650,000,000 aggregate principal amount at maturity of the LYONs from the Company. The Purchase Agreement provides that the Underwriter will be obligated to purchase all such LYONs if any are purchased. The Underwriter has advised the Company that it proposes to offer the LYONs directly to the public at the offering price set forth on the front cover page of this Prospectus. After the initial public offering, the offering price may be changed. The LYONs are offered subject to receipt and acceptance by the Underwriter and to certain other conditions, including the right to reject orders in whole or in part.



    The Company has granted the Underwriter an option for 30 days after the date of this Prospectus to purchase up to an additional $95,000,000 aggregate principal amount at maturity of the LYONs to cover over-allotments, if any, at the initial public offering price less the underwriting discount, plus accrued Original Issue Discount, if any, accrued from the Issue Date, computed on a semi-annual bond equivalent basis.


    The Company has agreed to indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriter may be required to make in respect thereof.

    The Company has agreed with the Underwriter not to sell, offer to sell, grant any option for the sale of, or otherwise dispose of or transfer any securities similar to the LYONs, any Common Shares or any Series A Common Shares or any securities convertible into or exercisable or exchangeable for such securities, Common Shares or Series A Common Shares for a period of 90 days after the date of this Prospectus without the prior written consent of the Underwriter other than Common Shares issuable upon the conversion of LYONs offered hereby, Common Shares issued or sold pursuant to employee benefit plans and dividend reinvestment plans, Common Shares issued upon exercise of currently outstanding options or warrants, or Common Shares issued in connection with acquisitions of interests in cellular licenses or systems. In addition, TDS has agreed with the Underwriter, except pursuant to the Securities Loan Agreement described below, not to sell, offer to sell, grant any option for the sale of, or otherwise dispose of or transfer any Common Shares or Series A Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or Series A Common Shares for a period of 90 days after the date of this Prospectus without the prior written consent of the Underwriter.


    In connection with the offering of the LYONs, TDS and Merrill Lynch intend to enter into a securities loan agreement (the "Securities Loan Agreement"), which provides that, subject to certain restrictions and with the agreement of TDS, Merrill Lynch may from time to time borrow, return and reborrow Common Shares from TDS; provided, however, that the number of Common Shares borrowed under the Securities Loan Agreement at any time may not exceed 750,000 (which number of Common Shares may be reduced from time to time by TDS). Merrill Lynch shall be obligated generally to return borrowed securities on three business days' notice from TDS. The obligation of Merrill Lynch to return borrowed securities shall be secured by cash, an irrevocable letter of credit or U.S. Government Obligations, in form satisfactory to Harris Trust and Savings Bank, as custodian, in an amount not less than 102% of the market value of the borrowed securities. If the market value of the borrowed securities falls or rises over time, Merrill Lynch may be required to provide additional collateral or may be entitled to the return of collateral. The recalculation of the market value of the borrowed securities will be done on a daily basis. Any fees payable by Merrill Lynch under the Securities Loan Agreement will be paid directly to TDS. The Securities Loan Agreement is intended to facilitate ordinary trading and market-making activity in the LYONs by Merrill Lynch and may also be used by Merrill Lynch, as Standby Share Deliverer, to obtain Common Shares deliverable by it in connection with any Common Share Delivery Arrangement entered into with the Company, as described in "Description of LYONs--Conversion Rights." The availablility of Common Shares under the Securities Loan Agreement, if any, at any time is, as described above, not assured and any such availability does not assure market-making activity in the LYONs by Merrill Lynch. This Prospectus may be used by Merrill Lynch in connection with the sale of Common Shares borrowed by Merrill Lynch from TDS under the Securities

Loan Agreement. Merrill Lynch is not under any obligation to engage in market-making activity with respect to the LYONs, or to agree to any such Common Share Delivery Arrangement, and any market-making, or activity as a Standby Share Deliverer, actually engaged in by Merrill Lynch may cease at any time.

    The Underwriter has previously marketed (and anticipates continuing to market) securities of issuers under the trademark "LYONs." The LYONs offered by the Company hereby contain certain terms and provisions which are different from such other previously marketed LYONs, the terms and provisions of which also vary. See "Description of LYONs."

    From time to time the Underwriter and certain of its affiliates have performed, and may in the future perform, investment banking or financial advisory services for the Company and TDS.

    Merrill Lynch, as Standby Share Deliverer and at the request of the Company, may agree to acquire, through the delivery of Common Shares, LYONs upon conversion by the Holders thereof and Merrill Lynch may resell such LYONs. Any such sales may be made directly to one or more purchasers at negotiated prices, at market prices prevailing at the time of sale or at prices related to such market prices. This Prospectus may be used by the Standby Share Deliverer in connection with such transactions.

    Merrill Lynch may from time to time offer Common Shares borrowed from TDS under the Securities Loan Agreement directly to one or more purchasers at negotiated prices, at market prices prevailing at the time of sale or at prices related to such market prices.

                                 LEGAL MATTERS

    Certain legal matters with respect to the securities of the Company offered hereunder will be passed upon by Sidley & Austin, Chicago, Illinois. Stephen P. Fitzell and Sherry S. Treston, Secretary and Assistant Secretary, respectively, of the Company, are partners of Sidley & Austin. Walter C.D. Carlson, a director of the Company and TDS, and a trustee and beneficiary of the voting trust which controls TDS and the Company, is a partner of Sidley & Austin. Michael G. Hron, and William S. DeCarlo, the Secretary and Assistant Secretary of TDS, respectively, are partners of Sidley & Austin. Mayer, Brown & Platt, Chicago, Illinois, is acting as counsel for the Underwriter in connection with certain legal matters relating to the initial sale of the LYONs offered hereby. Mayer, Brown & Platt from time to time acts as counsel in certain matters for the Company, TDS and members of the Carlson family. Debora de Hoyos, the spouse of Walter C. D. Carlson and a director of American Paging, Inc., a publicly traded subsidiary of TDS, is a partner of Mayer, Brown & Platt.

                                    EXPERTS

    The audited consolidated financial statements and schedule of United States Cellular Corporation incorporated by reference in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports incorporated by reference herein. Reference is made to the above said report on the consolidated financial statements of United States Cellular Corporation which includes explanatory paragraphs that describe uncertainties discussed in Note 14 of the Notes to Consolidated Financial Statements and the change in the method of accounting for income taxes in 1993 as discussed in Note 9 of the Notes to Consolidated Financial Statements. In their report, that firm states that with respect to certain limited partnership interests, their opinion is based on the reports of other independent accountants, namely Coopers & Lybrand L.L.P. The text of these reports is incorporated by reference in this Prospectus. The combined financial statements incorporated by reference in this Prospectus have been reviewed for compilation by Arthur Andersen LLP, as indicated in their report incorporated by reference herein. Reference is made to this report which includes an explanatory paragraph with respect to uncertainties discussed in Note 7 of the Notes to Unaudited Combined Financial Statements. The reports of other independent accountants on the underlying financial statements which have been combined are incorporated by reference herein. The financial statements referred to above have been incorporated by reference in reliance upon the authority of such firms as experts in accounting and auditing in giving said reports.

- -------------------------------------------
                                     -------------------------------------------
- -------------------------------------------
                                     -------------------------------------------

    NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, TDS OR THE UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR THE AFFAIRS OF THE COMPANY OR TDS SINCE THE DATE HEREOF.

                              -------------------

                               TABLE OF CONTENTS


                                                    PAGE
                                                    -----
Available Information..........................           2
Incorporation of Certain Documents By
 Reference.....................................           2
Prospectus Summary.............................           3
Risk Factors...................................          12
Use of Proceeds................................          15
Capitalization.................................          16
Dividend Policy................................          19
Price Range of Common Shares...................          19
Business.......................................          20
Description of LYONs...........................          33
Description of Capital Stock...................          46
Certain Tax Aspects............................          49
Telephone and Data Systems, Inc................          51
Underwriting...................................          52
Legal Matters..................................          53
Experts........................................          53



                                  $650,000,000


                                     [LOGO]

                                 UNITED STATES
                              CELLULAR CORPORATION
                         LIQUID YIELD OPTION-TM- NOTES
                                    DUE 2015
                          (ZERO COUPON--SUBORDINATED)


                               -----------------

                                   PROSPECTUS

                               -----------------

                              MERRILL LYNCH & CO.

                                            , 1995
                     "LIQUID YIELD OPTION" AND "LYONS" ARE
                    TRADEMARKS OF MERRILL LYNCH & CO., INC.

- -------------------------------------------
                                     -------------------------------------------
- -------------------------------------------
                                     -------------------------------------------

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                                                            ALTERNATE COVER PAGE

                             SUBJECT TO COMPLETION
                   PRELIMINARY PROSPECTUS DATED MAY 26, 1995


PROSPECTUS                           [LOGO]
                       UNITED STATES CELLULAR CORPORATION
                         COMMON SHARES, $1.00 PAR VALUE

                                  ------------

    This Prospectus relates to Common Shares, par value $1.00 per share ("Common Shares"), of United States Cellular Corporation (the "Company"), which are owned by Telephone and Data Systems, Inc. ("TDS"), and may be sold by Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), in connection with ordinary trading or market-making activities by Merrill Lynch in Common Shares or Liquid Yield Option-TM- Notes due 2015 of the Company ("LYONs"-TM-). In addition, at the request of the Company, the Standby Share Deliver, initially Merrill Lynch, may agree to deliver such Common Shares, and/or other Common Shares, to which this Prospectus also relates, which it acquires from other sources, to Holders of LYONs upon conversion thereof.

    Merrill Lynch may obtain Common Shares from TDS pursuant to a Securities Loan Agreement (the "Securities Loan Agreement") between Merrill Lynch and TDS. Under the Securities Loan Agreement, subject to certain restrictions, Merrill Lynch may, with the agreement of TDS, from time to time borrow, return and reborrow Common Shares from TDS. The number of Common Shares that may be borrowed under the Securities Loan Agreement at any time may not exceed 750,000 shares, which number of Common Shares may be reduced from time to time by TDS.

    The Securities Loan Agreement was entered into in connection with the public offering of the LYONs by the Company and is intended to facilitate ordinary trading and market-making activity in the LYONs by Merrill Lynch. The Securities Loan Agreement is also intended to enhance the ability of the Standby Share Deliverer to deliver Common Shares to Holders of LYONs which are converted into Common Shares. The availability of Common Shares under the Securities Loan Agreement, if any, at any time is, as described above, not assured and any such availability does not assure market-making activity in the LYONs by Merrill Lynch.

    Merrill Lynch may from time to time offer Common Shares directly to one or more purchasers at negotiated prices, at market prices prevailing at the time of sale or at prices related to such market prices. In addition, at the request of the Company, the Standby Share Deliverer may agree to deliver Common Shares to Holders of LYONs which are converted into Common Shares. LYONs acquired by the Standby Share Deliverer in connection with such conversions or otherwise may be resold by the Standby Share Deliverer. See "Underwriting."

    The Common Shares are currently listed on the American Stock Exchange under the symbol USM.


    SEE "RISK FACTORS" ON PAGE 12 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS IN COMMON SHARES.


    "Liquid Yield Option"  and "LYONs" are  Trademarks of Merrill  Lynch &  Co.,
Inc.

                              -------------------

THESE  SECURITIES HAVE  NOT BEEN APPROVED  OR DISAPPROVED BY  THE SECURITIES AND
  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS   THE
     SECURITIES  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
      PASSED UPON  THE  ACCURACY  OR  ADEQUACY  OF  THIS  PROSPECTUS.  ANY
               REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this Prospectus is            , 1995.

                                                       Alternate Back Cover Page
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

    NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE SALES COVERED BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, TDS OR THE UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE COMMON SHARES IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR THE AFFAIRS OF THE COMPANY OR TDS SINCE THE DATE HEREOF.

                              -------------------

                               TABLE OF CONTENTS


                                                    PAGE
                                                    -----
Available Information..........................           2
Incorporation of Certain Documents By
 Reference.....................................           2
Prospectus Summary.............................           3
Risk Factors...................................          12
Use of Proceeds................................          15
Capitalization.................................          16
Dividend Policy................................          19
Price Range of Common Shares...................          19
Business.......................................          20
Description of LYONs...........................          33
Description of Capital Stock...................          46
Certain Tax Aspects............................          49
Telephone and Data Systems, Inc................          51
Underwriting...................................          52
Legal Matters..................................          53
Experts........................................          53


                                     [LOGO]

                                 UNITED STATES
                              CELLULAR CORPORATION
                         COMMON SHARES, $1.00 PAR VALUE

                               -----------------

                                   PROSPECTUS

                               -----------------


                                        , 1995


- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The expenses in connection with the issuance and distribution of the securities being registered are:


Securities and Exchange Commission Registration Fee...............  $  86,423
Rating Agency Fees*...............................................    140,000
Trustee and Paying Agent Fees and Expenses*.......................     11,000
Printing and Engraving Expenses*..................................    150,000
Legal Fees and Expenses*..........................................    200,000
Accounting Fees and Expenses*.....................................     40,000
Blue Sky Fees and Expenses*.......................................     20,000
American Stock Exchange Listing Fee...............................     27,500
NASD Registration Fee.............................................     25,553
Miscellaneous*....................................................     54,524
                                                                    ---------
                                                                    $ 755,000
                                                                    ---------
                                                                    ---------

- ---------
*    Estimated


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of the General Corporation Law of Delaware permits indemnification of directors, officers and employees of a corporation under certain conditions and subject to certain limitations. Article XI of the Company's Restated Certificate of Incorporation, as amended, contains provisions for the indemnification of directors, officers and employees of the Company within the limitations permitted by Section 145.

    The Company has directors' and officers' liability insurance which provides, subject to certain policy limits, deductible amounts and exclusions, coverage for all persons who have been, are or may in the future be, directors or officers of the Company, against amounts which such persons must pay resulting from claims against them by reason of their being such directors or officers during the policy period for certain breaches of duty, omissions or other acts done or wrongfully attempted or alleged.

ITEM 16.  EXHIBITS


EXHIBIT NO.                                              DESCRIPTION
- -----------  ----------------------------------------------------------------------------------------------------
       1     Form of Purchase Agreement.
       4.1   Restated Certificate of Incorporation, as amended, is hereby incorporated by reference to an exhibit to the Company's Amendment No. 2 on Form 8 dated December 28, 1992 to the Company's Report on Form
              8-A.
       4.2   Restated Bylaws, as amended, are hereby incorporated by reference to an exhibit to the Company's
              Amendment No. 2 on Form 8 dated December 28, 1992 to the Company's Report on Form 8-A.
       4.3   Amended and restated Term Loan Agreement between NTFC Capital Corporation and the Company dated
              December 22, 1994 is hereby incorporated by reference to Exhibit 4.3 to the Company's Annual Report on Form 10-K for the year ended December 31, 1994.
       4.4   Form of Indenture between the Company and Harris Trust and Savings Bank, as Trustee, relating to the
              LYONs.
       4.5   Form of Certificate for Liquid Yield Option Note (included in Exhibit 4.4).
       5     Opinion and Consent of Sidley & Austin.
       8*    Opinion of Sidley & Austin with respect to certain tax matters.

EXHIBIT NO.                                              DESCRIPTION
- -----------  ----------------------------------------------------------------------------------------------------
      12.1   Statement regarding computation of ratios for the years ended December 31, 1991-1990 is hereby incorporated by reference to Post-Effective Amendment No. 2 to the Company's Registration Statement
              on Form S-1 (Registration No. 33-41826).
      12.2   Statement regarding computation of ratios for the years ended December 31, 1994-1992 is hereby incorporated by reference to Exhibit 12 to the Company's Annual Report on Form 10-K for the year ended December 31, 1994.
      23.1   Consent of Counsel (included in Exhibits 5 and 8* above).
      23.2   Consent of independent public accountants.
      23.3   Consents of independent accountants.
      25*    Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 on Form T-1 of
              Harris Trust and Savings Bank to act as Trustee under the Indenture.
      99.1   Form of Securities Loan Agreement between TDS and Merrill Lynch.
      99.2   Form of Registration Rights Agreement among the Company, TDS and Merrill Lynch.
      99.3   Form of Common Share Delivery Arrangement Agreement among the Company, TDS and Merrill Lynch.
      99.4*  Form of LYONs Offering Agreement between the Company and TDS.

- ---------
*    Previously filed.


ITEM 17.  UNDERTAKINGS

    (a) The undersigned Registrant hereby undertakes:

        (1) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (2) That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

        (3) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (4) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any  prospectus required by  section 10(a)(3) of  the
                Securities Act;


            (ii) To  reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of
                 Registration  Fee"   table   in  the   effective   registration
                 statement.


           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; and

        (5) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (6)  To remove from registration by  means of a post-effective amendment
    any  of  the  securities  being  registered  which  remain  unsold  at   the
    termination of the offering.

    (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 26th day of May, 1995.


                                          UNITED STATES CELLULAR CORPORATION

                                          By         /s/ H. DONALD NELSON

                                            ------------------------------------
                                                H. Donald Nelson, PRESIDENT

    Pursuant  to  the  requirements  of   the  Securities  Act  of  1933,   this
Registration Statement or Amendment has been signed below by the following persons in the capacities and on the dates indicated.


             SIGNATURE                         TITLE                  DATE
- -----------------------------------  -------------------------  ----------------

       /s/ H. DONALD NELSON                  PRESIDENT
- -----------------------------------  (CHIEF EXECUTIVE OFFICER)    May 26, 1995
         H. Donald Nelson                  AND DIRECTOR

       /s/ LEROY T. CARLSON
- -----------------------------------          DIRECTOR             May 26, 1995
         LeRoy T. Carlson

     /s/ LEROY T. CARLSON, JR.
- -----------------------------------          DIRECTOR             May 26, 1995
       LeRoy T. Carlson, Jr.

       /s/ MURRAY L. SWANSON
- -----------------------------------          DIRECTOR             May 26, 1995
         Murray L. Swanson

       /s/ PAUL-HENRI DENUIT
- -----------------------------------          DIRECTOR             May 26, 1995
         Paul-Henri Denuit

      /s/ WALTER C.D. CARLSON
- -----------------------------------          DIRECTOR             May 26, 1995
        Walter C.D. Carlson

        /s/ ALLAN Z. LOREN
- -----------------------------------          DIRECTOR             May 26, 1995
          Allan Z. Loren

       /s/ KENNETH R. MEYERS          VICE PRESIDENT-FINANCE
- -----------------------------------    AND TREASURER (CHIEF       May 26, 1995
         Kenneth R. Meyers              FINANCIAL OFFICER)

     /s/ PHILLIP A. LORENZINI               CONTROLLER
- -----------------------------------    (PRINCIPAL ACCOUNTING      May 26, 1995
       Phillip A. Lorenzini                   OFFICER)

                                 EXHIBIT INDEX


EXHIBIT NO.                                              DESCRIPTION
- -----------  ----------------------------------------------------------------------------------------------------
       1     Form of Purchase Agreement.
       4.1   Restated Certificate of Incorporation, as amended, is hereby incorporated by reference to an exhibit to the Company's Amendment No. 2 on Form 8 dated December 28, 1992 to the Company's Report on Form
              8-A.
       4.2   Restated Bylaws, as amended, are hereby incorporated by reference to an exhibit to the Company's
              Amendment No. 2 on Form 8 dated December 28, 1992 to the Company's Report on Form 8-A.
       4.3   Amended and restated Term Loan Agreement between NTFC Capital Corporation and the Company dated
              December 22, 1994 is hereby incorporated by reference to Exhibit 4.3 to the Company's Annual Report on Form 10-K for the year ended December 31, 1994.
       4.4   Form of Indenture between the Company and Harris Trust and Savings Bank, as Trustee, relating to the
              LYONs.
       4.5   Form of Certificate for Liquid Yield Option Note (included in Exhibit 4.4).
       5     Opinion and Consent of Sidley & Austin.
       8*    Opinion of Sidley & Austin with respect to certain tax matters.
      12.1   Statement regarding computation of ratios for the years ended December 31, 1991-1990 is hereby incorporated by reference to Post-Effective Amendment No. 2 to the Company's Registration Statement
              on Form S-1 (Registration No. 33-41826).
      12.2   Statement regarding computation of ratios for the years ended December 31, 1994-1992 is hereby incorporated by reference to Exhibit 12 to the Company's Annual Report on Form 10-K for the year ended December 31, 1994.
      23.1   Consent of Counsel (included in Exhibits 5 and 8* above).
      23.2   Consent of independent public accountants.
      23.3   Consents of independent accountants.
      25*    Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 on Form T-1 of
              Harris Trust and Savings Bank to act as Trustee under the Indenture.
      99.1   Form of Securities Loan Agreement between TDS and Merrill Lynch.
      99.2   Form of Registration Rights Agreement among the Company, TDS and Merrill Lynch.
      99.3   Form of Common Share Delivery Arrangement Agreement among the Company, TDS and Merrill Lynch.
      99.4*  Form of LYONs Offering Agreement between the Company and TDS.

- ---------
*    Previously filed.